                                                                   Exhibit 10(d)

                                                                  EXECUTION COPY

================================================================================

                           REVOLVING CREDIT AGREEMENT

                          Dated as of October 15, 2003

                                      among

                               HARRIS CORPORATION,

                                as the Borrower,

                   THE LENDERS FROM TIME TO TIME PARTY HERETO,

                                       and

                                 SUNTRUST BANK,

            as Administrative Agent, L/C Issuer and Swingline Lender,

                                       and

                    CITIBANK, N.A. AND BANK OF AMERICA, N.A.,
                            as Co-Syndication Agents,

                                       and

                     FLEET NATIONAL BANK AND WACHOVIA, N.A.,
                           as Co-Documentation Agents

================================================================================

                                TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                ----
ARTICLE I.             DEFINITIONS AND ACCOUNTING TERMS......................................................     1
     1.01     Defined Terms..................................................................................     1
     1.02     Other Interpretive Provisions..................................................................    18
     1.03     Accounting Terms...............................................................................    18
     1.04     Rounding.......................................................................................    18
     1.05     References to Agreements and Laws..............................................................    19

ARTICLE II.            THE COMMITMENTS AND CREDIT EXTENSIONS.................................................    19
     2.01     Committed Loans................................................................................    19
     2.02     Borrowings, Conversions and Continuations of Committed Loans...................................    19
     2.03     Competitive Bid Loans..........................................................................    21
     2.04     Negotiated Bid Loans...........................................................................    24
     2.05     Letters of Credit..............................................................................    24
     2.06     Prepayments....................................................................................    31
     2.07     Optional Reduction or Termination of Commitments...............................................    32
     2.08     Repayment of Loans.............................................................................    33
     2.09     Interest.......................................................................................    33
     2.10     Fees...........................................................................................    34
     2.11     Computation of Interest and Fees...............................................................    34
     2.12     Evidence of Debt...............................................................................    35
     2.13     Payments Generally.............................................................................    35
     2.14     Sharing of Payments............................................................................    37
     2.15     Swingline Commitment...........................................................................    38
     2.16     Procedure for Swingline Borrowing; Etc.........................................................    38

ARTICLE III.           TAXES, YIELD PROTECTION AND ILLEGALITY................................................    39
     3.01     Taxes..........................................................................................    39
     3.02     Illegality.....................................................................................    41
     3.03     Inability to Determine Rates...................................................................    41
     3.04     Increased Cost and Reduced Return; Capital Adequacy Reserves on Eurodollar Rate Loans..........    41
     3.05     Funding Losses.................................................................................    42
     3.06     Matters Applicable to all Requests for Compensation............................................    43
     3.07     Applicability to Negotiated Bid Loans..........................................................    43
     3.08     Survival.......................................................................................    43
     3.09     Change in Lending Office; Limitation on Increased Costs........................................    44

ARTICLE IV.            CONDITIONS PRECEDENT TO CREDIT EXTENSIONS.............................................    44
     4.01     Conditions of Initial Credit Extension.........................................................    44
     4.02     Conditions to all Credit Extensions............................................................    46

ARTICLE V.             REPRESENTATIONS AND WARRANTIES........................................................    46
     5.01     Existence, Qualification.......................................................................    46

     5.02     Authorization; No Contravention................................................................    46
     5.03     Governmental Authorization.....................................................................    47
     5.04     Binding Effect.................................................................................    47
     5.05     Financial Statements; No Material Adverse Change...............................................    47
     5.06     Litigation.....................................................................................    47
     5.07     ERISA Compliance...............................................................................    47
     5.08     Real Property..................................................................................    47
     5.09     Margin Regulations; Investment Company Act; Public Utility Holding Company Act.................    48
     5.10     Outstanding Loans..............................................................................    48
     5.11     Taxes..........................................................................................    49
     5.12     Intellectual Property; License, Etc............................................................    49
     5.13     Disclosure.....................................................................................    49
     5.14     Solvency.......................................................................................    49

ARTICLE VI.            AFFIRMATIVE COVENANTS.................................................................    49
     6.01     Reporting Requirements.........................................................................    50
     6.02     Corporate Existence............................................................................    51
     6.03     Compliance with Laws, Etc......................................................................    51
     6.04     Certificates...................................................................................    52
     6.05     Covenant to Secure Notes Equally...............................................................    52
     6.06     Maintenance of Properties......................................................................    52
     6.07     Maintenance of Insurance.......................................................................    52
     6.08     Taxes and Other Claims.........................................................................    52
     6.09     Environmental Laws.............................................................................    53
     6.10     Books and Records..............................................................................    53
     6.11     Compliance with ERISA..........................................................................    53
     6.12     Visitation, Inspection, Etc....................................................................    54

ARTICLE VII.           NEGATIVE COVENANTS....................................................................    54
     7.01     Liens..........................................................................................    54
     7.02     Merger, Consolidation and Sale of Assets.......................................................    57
     7.03     Sale and Leaseback.............................................................................    57
     7.04     Certain Investments............................................................................    58
     7.05     Use of Proceeds................................................................................    58
     7.06     Financial Covenants............................................................................    58
     7.07     Restrictive Agreements.........................................................................    58
     7.08     Hedging Transactions...........................................................................    58

ARTICLE VIII.          EVENTS OF DEFAULT AND REMEDIES........................................................    59
     8.01     Events of Default..............................................................................    59

ARTICLE IX.            ADMINISTRATIVE AGENT..................................................................    62
     9.01     Appointment and Authorization of Administrative Agent..........................................    62
     9.02     Delegation of Duties...........................................................................    62
     9.03     Liability of Administrative Agent..............................................................    63
     9.04     Reliance by Administrative Agent...............................................................    63

     9.05     Notice of Default..............................................................................    64
     9.06     Credit Decision; Disclosure of Information by Administrative Agent.............................    64
     9.07     Indemnification of Administrative Agent........................................................    64
     9.08     Administrative Agent in its Individual Capacity................................................    65
     9.09     Successor Administrative Agent.................................................................    65
     9.10     Other Agents; Lead Managers....................................................................    66

ARTICLE X.             MISCELLANEOUS.........................................................................    66
     10.01    Amendments, Etc................................................................................    66
     10.02    Notices and Other Communications; Facsimile Copies General.....................................    67
     10.03    No Waiver; Cumulative Remedies.................................................................    68
     10.04    Attorney Costs, Expenses and Taxes.............................................................    68
     10.05    Indemnification by the Borrower................................................................    69
     10.06    Payments Set Aside.............................................................................    70
     10.07    Successors and Assigns.........................................................................    70
     10.08    Confidentiality................................................................................    73
     10.09    Set-off........................................................................................    74
     10.10    Interest Rate Limitation.......................................................................    74
     10.11    Counterparts...................................................................................    74
     10.12    Integration....................................................................................    74
     10.13    Survival of Representations and Warranties.....................................................    75
     10.14    Severability...................................................................................    75
     10.15    Foreign Lenders................................................................................    75
     10.16    Removal and Replacement of Lenders.............................................................    76
     10.17    Governing Law..................................................................................    76
     10.18    Waiver of Right to Trial by Jury...............................................................    77
     10.19    Waiver of Right to Consequential Damages.......................................................    77
     10.20    ENTIRE AGREEMENT...............................................................................    77

SCHEDULES

2.01     Commitments and Pro Rata Shares
2.05     Existing Letters of Credit
5.06     Litigation
5.12     Intellectual Property
7.01     Existing Liens
10.02    Eurodollar and Domestic Lending Offices, Addresses for Notices

EXHIBITS

                FORM OF
A        Committed Loan Notice
B-1      Competitive Bid Request
B-2      Competitive Bid
C-1      Committed Loan Note

C-2      Competitive Bid Loan Note
C-3      Negotiated Bid Loan Note
C-4      Swingline Note
D        Compliance Certificate
E        Assignment and Acceptance
F        Closing Date Opinion of Counsel (content summary)
G        Swingline Notice

                           REVOLVING CREDIT AGREEMENT

         This REVOLVING CREDIT AGREEMENT (this "Agreement") is made and entered into as of October 15, 2003, by and among HARRIS CORPORATION, a Delaware corporation (the "Borrower"), each lender from time to time party hereto (collectively, the "Lenders" and individually, a "Lender"), and SUNTRUST BANK, in its capacity as administrative agent for the Lenders (the "Administrative Agent"), as issuing bank for letters of credit (the "L/C Issuer") and as swingline lender (the "Swingline Lender").

                              W I T N E S S E T H:

         WHEREAS, the Borrower has requested that the Lenders provide a $300,000,000 revolving credit facility in favor of the Borrower;

         WHEREAS, subject to the terms and conditions of this Agreement, the Lenders, the L/C Issuer and the Swingline Lender to the extent of their respective Commitments as defined herein, are willing severally to establish the requested revolving credit facility, letter of credit subfacility and the swingline subfacility in favor of the Borrower.

         NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

                                   ARTICLE I.
                        DEFINITIONS AND ACCOUNTING TERMS

         1.01 DEFINED TERMS. As used in this Agreement, the following terms shall have the meanings set forth below:

         "Absolute Rate" means a fixed rate of interest expressed in multiples of 1/100th of one basis point.

         "Absolute Rate Loan" means a Competitive Bid Loan that bears interest at a rate determined with reference to an Absolute Rate.

         "Acquisition" means the acquisition of (a) a controlling equity interest in another Person (including the purchase of an option, warrant or convertible or similar type security to acquire such a controlling interest at the time it becomes exercisable by the holder thereof), whether by purchase of such equity interest or upon exercise of an option or warrant for, or conversion of securities into, such equity interest, or (b) assets of another Person which constitute all or substantially all of the assets of such Person or a line or lines of business conducted by such Person.

         "Administrative Agent" means SunTrust Bank in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

         "Administrative Agent's Office" means the Administrative Agent's address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders.

         "Affiliate" means, as to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power (a) to vote 10% or more of the securities having ordinary voting power for the election of directors or managing general partners; or (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

         "Agent-Related Persons" means the Administrative Agent (including any successor administrative agent), together with its Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

         "Aggregate Commitments" has the meaning set forth in the definition of "Commitment."

         "Agreement" has the meaning set forth in the first paragraph hereof.

         "Applicable Rate" means, from time to time, the following percentages per annum, based upon the Debt Rating existing at such time:

                                 APPLICABLE RATE

Pricing                                                        Eurodollar Rate &
 Level             Debt Rating           Facility Fee          Letters of Credit
 -----        --------------------       ------------          -----------------
   1             A-/A3 or better            .1500%                  .6000%
   2                BBB+/Baa1               .1750%                  .7000%
   3                BBB/Baa2                .2000%                  .8000%
   4                BBB-/Baa3               .2500%                  .8750%
   5          Lower than BBB-/Baa3          .3500%                 1.1500%

         "Debt Rating" means the senior debt rating assigned to the senior, unsecured long-term debt securities of the Borrower by either S&P or Moody's without third-party credit enhancement, whether or not any such debt securities are actually outstanding, and any rating assigned to any other debt security of the Borrower shall be disregarded. The rating in effect on any date is that in effect at the close of business on such date. If the Borrower is split-rated and
(1) the ratings differential is one category, the higher of the two ratings will apply, (2) the ratings differential is two categories, the rating which falls between them shall apply or (3) the ratings differential is three categories or more, the rating immediately above the lower of the two ratings shall apply. If the Borrower is not rated by either Moody's or S&P, then the Applicable Rate shall be established by reference to Pricing Level 5.

         Initially, the Applicable Rate shall be set at Pricing Level 3. Thereafter, each change in the Applicable Rate resulting from a publicly announced change in the Debt Rating shall be effective, in the case of an upgrade, during the period commencing on the date of delivery by the Borrower to the Administrative Agent of notice thereof and ending on the date immediately preceding the effective date of the next such change and, in the case of a downgrade, during the period commencing on the date of the public announcement thereof and ending on the date immediately preceding the effective date of the next such change.

         "Assignment and Acceptance" means an Assignment and Acceptance substantially in the form of Exhibit E.

         "Attorney Costs" means and includes all fees and disbursements of any law firm or other external counsel and all disbursements of internal counsel.

         "Attributable Indebtedness" means, on any date, in respect of any Synthetic Lease Obligation, the capitalized amount of any remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

         "Audited Financial Statements" means the audited consolidated balance sheet of the Borrower and its Subsidiaries for the fiscal year ended June 27, 2003, and the related consolidated statements of income and cash flows for such fiscal year of the Borrower.

         "Base Rate" means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by SunTrust Bank as its prime lending rate. Such rate is a rate set by SunTrust Bank based upon various factors, including SunTrust Bank's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. The SunTrust Bank prime lending rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. SunTrust Bank may make commercial loans or other loans at rates of interest at, above, or below the SunTrust Bank prime lending rate. Any change in such rate announced by SunTrust Bank shall take effect at the opening of business on the day specified in the public announcement of such change.

         "Base Rate Loan" means a Committed Loan that bears interest based on the Base Rate.

         "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

         "Borrower" has the meaning set forth in the introductory paragraph hereto.

         "Borrowing" means a Committed Borrowing, a Swingline Borrowing, a Competitive Bid Borrowing or a Negotiated Bid Borrowing, as the context may require.

         "Business Day" means any day other than a Saturday, Sunday, or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent's Office is located and, if such day relates to any Eurodollar

Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the applicable offshore Dollar interbank market.

         "Cash Collateralize" means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agent and the L/C Issuer (which documents are hereby consented to by the Lenders). Derivatives of such term shall have corresponding meaning. The Borrower hereby grants the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, a Lien on all such cash and deposit account balances. Cash collateral shall be maintained in blocked, non-interest bearing deposit accounts at SunTrust Bank, or other institutions satisfactory to the Required Lenders.

         "Change of Control" means, with respect to any Person, an event or series of events by which:

         (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, or any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that such a person or group shall be deemed to have "beneficial ownership" of all securities that such person or group has the right to acquire (such right, "option right"), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 25% or more of the equity securities of such Person entitled to vote for members of the board of directors or equivalent governing body on a partially-diluted basis (i.e., taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or

         (b) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of such Person cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or a duly authorized committee of such board or governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body. For purposes of determining a majority of the members of the board of directors or other equivalent governing body, vacant seats shall not be included.

         "Closing Date" means the first date all the conditions precedent in
Section 4.01 are satisfied or waived in accordance with Section 4.01 (or, in the case of Section 4.01(b), waived by the Person entitled to receive the applicable payment).

         "Code" means the Internal Revenue Code of 1986.

         "Commitment" means, as to each Lender, its obligation (a) to make Committed Loans to the Borrower pursuant to Section 2.01 and (b) to purchase participations in L/C Obligations and Swingline Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 2.01, as such amount may be reduced or adjusted from time to time in accordance with this Agreement (collectively, the "Aggregate Commitments").

         "Committed Borrowing" means a borrowing consisting of simultaneous Committed Loans of the same Type and having the same Interest Period made by each of the Lenders pursuant to Section 2.01.

         "Committed Loan" has the meaning specified in Section 2.01.

         "Committed Loan Note" means a promissory note made by the Borrower in favor of a Lender evidencing Committed Loans made by such Lender, substantially in the form of Exhibit C-1.

         "Committed Loan Notice" means a notice of (a) a Committed Borrowing,
(b) a conversion of Committed Loans from one Type to the other, or (c) a continuation of Committed Loans as the same Type, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

         "Commonly Controlled Entity" means an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under Section 414 of the Code.

         "Competitive Bid" means a written offer by a Lender to make one or more Competitive Bid Loans, substantially in the form of Exhibit B-2, duly completed and signed by a Lender.

         "Competitive Bid Borrowing" means a borrowing consisting of simultaneous Competitive Bid Loans of the same Type from each of the Lenders whose offer to make one or more Competitive Bid Loans as part of such borrowing has been accepted under the auction bidding procedures described in Section 2.03.

         "Competitive Bid Loan" has the meaning specified in Section 2.03(a).

         "Competitive Bid Loan Note" means a promissory note made by the Borrower in favor of a Lender evidencing Competitive Bid Loans made by such Lender, substantially in the form of Exhibit C-2.

         "Competitive Bid Loan Sublimit" means an amount equal to the Aggregate Commitments. The Competitive Bid Loan Sublimit is part of, and not in addition to, the Aggregate Commitments.

         "Competitive Bid Request" means a written request for one or more Competitive Bid Loans substantially in the form of Exhibit B-1.

         "Compliance Certificate" means a certificate substantially in the form of Exhibit D.

         "Consolidated EBITDA" means, for the Borrower and its Subsidiaries on a consolidated basis for any period, an amount equal to the sum of (a) Consolidated Net Income for such period plus (b) to the extent deducted in determining Consolidated Net Income for such period, (i) Consolidated Interest Charges, (ii) income tax expense, (iii) depreciation and amortization, determined on a consolidated basis in accordance with GAAP in each case for such period, (iv) other non-cash losses or deductions (including purchased in-process research and development, impairment charges, write-offs or restructuring charges against goodwill or other assets), and (v) fees, costs, write-offs and other expenses associated with any Acquisition.

         "Consolidated Interest Charges" means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, total interest expense with respect to Debt including, without limitation, the interest component of any payments in respect of capital leases capitalized or expensed during such period (whether or not actually paid during such period) determined in accordance with GAAP.

         "Consolidated Net Income" means, for any period, the net income (or loss) of the Borrower and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, but excluding therefrom (to the extent otherwise included therein) (i) any non-cash extraordinary gains or losses, (ii) any gains attributable to write-ups of assets and (iii) any equity interest of the Borrower or any Subsidiary of the Borrower in the unremitted earnings of any Person that is not a Subsidiary.

         "Consolidated Tangible Net Worth" means, at any date, Consolidated Total Assets less the sum of (a) the net book value of the Intangible Assets of the Borrower and its Subsidiaries at such date and (b) Consolidated Total Liabilities at such date.

         "Consolidated Total Assets" means, at any time, the total consolidated assets of the Borrower and its Subsidiaries as reflected on the Borrower's consolidated balance sheet as of the last day of the fiscal quarter ending on or before the date of determination, as determined in accordance with GAAP, after eliminating all amounts properly attributable to minority interests, if any, in the stock and surplus of Subsidiaries.

         "Consolidated Total Indebtedness" means, at any time, without duplication, the sum of (a) all amounts which would, in accordance with GAAP, be included as indebtedness on a consolidated balance sheet of the Borrower and its Subsidiaries as reflected on the Borrower's consolidated balance sheet as of the last day of the fiscal quarter ending on or before the date of determination plus (b) the amount of Attributable Indebtedness of the Borrower and its Subsidiaries at such time.

         "Consolidated Total Liabilities" means, at any time, without duplication, the sum of (a) total consolidated liabilities of the Borrower and its Subsidiaries as reflected on the Borrower's consolidated balance sheet as of the last day of the fiscal quarter ending on or before the date of determination, as determined in accordance with GAAP and (b) the amount of Attributable Indebtedness of the Borrower and its Subsidiaries at such time.

         "Credit Extension" means (a) a Committed Borrowing, a Competitive Bid Borrowing, a Negotiated Bid Borrowing or a Swingline Borrowing and (b) an L/C Credit Extension.

         "Debt" means, as to any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services in respect of which such Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which such Person otherwise assures a creditor against loss, (other than current liabilities incurred in the ordinary course of business and payable in accordance with customary practices) or which is evidenced by a note, bond, debenture or similar instrument, (b) all obligations of such Person under any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee and (c) all Synthetic Lease Obligations.

         "Debt Rating" has the meaning set forth in the definition of "Applicable Rate."

         "Debtor Relief Laws" means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States of America or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

         "Default" means any event that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

         "Default Rate" means an interest rate equal to (a) with respect to Base Rate Loans, the Base Rate plus 2% per annum; (b) with respect to Eurodollar Rate Loans, the Eurodollar Rate plus the Applicable Rate applicable to Eurodollar Rate Loans plus 2% per annum; provided, however, that for any Eurodollar Rate Loans, at the end of the applicable Interest Period, interest shall accrue at the Base Rate plus 2% per annum, and (c) with respect to Swingline Loans, the Base Rate (or if greater such other rate as agreed to by the Borrower and the Swingline Lender with respect to such Swingline Loans) plus 2% per annum, in each case to the fullest extent permitted by applicable Laws.

         "Divestiture" has the meaning set forth in Section 7.02(b).

         "Dollar" and "$" means lawful money of the United States of America.

         "Eligible Assignee" has the meaning specified in Section 10.07(h).

         "Environmental Laws" means any and all Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or requirements of any Governmental Authority regulating, relating to or imposing liability or standards of conduct concerning environmental protection matters (including, without limitation, any hazardous materials, hazardous wastes, hazardous constituents, hazardous or toxic substances or petroleum products (including crude oil or any fraction thereof)) as now or at any time hereafter in effect.

         "Equity" means, as to any Person at any date, the consolidated total assets of such Person less the consolidated total liabilities of such Person at such date, as determined in accordance with GAAP.

         "ERISA" means the Employee Retirement Income Security Act of 1974 and any regulations promulgated thereunder.

         "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower or any Commonly Controlled Entity from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any Commonly Controlled Entity from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) with respect to a Pension Plan or Multiemployer Plan that does not hold assets that equal or exceed its liabilities, the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate such Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any Commonly Controlled Entity.

         "Eurodollar Bid Margin" means the margin above or below the Eurodollar Rate to be added to or subtracted from the Eurodollar Rate, which margin shall be expressed in multiples of 1/100th of one basis point.

         "Eurodollar Margin Competitive Bid Loan" means a Competitive Bid Loan that bears interest at a rate based upon the Eurodollar Rate.

         "Eurodollar Rate" means, with respect to each Interest Period for a Eurodollar Rate Loan, LIBOR for such Interest Period.

         "Eurodollar Rate Committed Loan" means a Committed Loan that bears interest at a rate based on the Eurodollar Rate.

         "Eurodollar Rate Loan" means a Eurodollar Rate Committed Loan or a Eurodollar Margin Competitive Bid Loan.

         "Event of Default" has the meaning specified in Article VIII.

         "Existing Credit Facility" means that certain Credit Agreement (3-Year), dated as of May 10, 2001, among the Borrower, the lenders party thereto, and SunTrust Bank as administrative agent and the other parties thereto.

         "Existing Letters of Credit" means the letters of credit issued and outstanding under the Existing Credit Facility as set forth on Schedule 2.05.

         "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards to the next 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to SunTrust Bank on such day on such transactions as determined by the Administrative Agent.

         "Fee Letter" means that certain fee letter, dated as of August 29, 2003, executed by SunTrust Capital Markets, Inc. and SunTrust Bank, and accepted by the Borrower.

         "Foreign Lender" has the meaning specified in Section 10.15.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession, that are applicable to the circumstances as of the date of determination, consistently applied.

         "Government Contract" means any contract with or made at the request of any Governmental Authority.

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

         "Hazardous Materials" means any hazardous materials, hazardous wastes, hazardous constituents, hazardous or toxic substances or petroleum products (including crude oil or any fraction thereof), defined or regulated as such in or under any Environmental Law.

         "Hedging Arrangements" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "Master Agreement"), including any such obligations or liabilities under any Master Agreement.

         "Hostile Acquisition" means (a) any transaction which is subject to
Section 13 (other than an Investment Transaction) or Section 14 of the Securities Exchange Act of 1934, unless, prior to the time such transaction becomes subject to such Section 13 or 14, the board of directors or other governing body of the acquiree has adopted a resolution approving such transaction and approving any "change of control" with respect to such Person whereby the Borrower may acquire control of such Person, and (b) any purchase or attempt to purchase, any Person by means of a public debt or equity tender offer or other unsolicited takeover (or the equivalent thereof in any jurisdiction), or any attempt to engage in a proxy contest (or the equivalent thereof in any jurisdiction) for control of the board of directors (or the functional equivalent thereof) of any Person, in either case which has not been approved and recommended by the board of directors (or the functional equivalent thereof) of the Person being acquired or proposed to be acquired or which is the subject of such proxy contest. For purposes of this definition, (x) a "change of control" means, for any Person, an Acquisition with respect to such Person and
(y) an "Investment Transaction" means a transaction subject to Section 13(d), but not Section 16, of the Securities Exchange Act of 1934, provided that in connection with such a transaction Borrower or any applicable Subsidiary (as the case may be) has reported and at all times continues to report to the Securities and Exchange Commission that such transaction is undertaken for investment purposes only and not for any of the purposes specified in clauses 4(a) through
(j), inclusive, of the special instructions for complying with Schedule 13D under the Securities Exchange Act of 1934.

         "Indemnified Liabilities" has the meaning set forth in Section 10.05.

         "Indemnitees" has the meaning set forth in Section 10.05.

         "Insolvency" means, with respect to any Multiemployer Plan, the condition that such plan is insolvent within the meaning of Section 4245 of ERISA.

         "Intangible Assets" means, as to any Person at any time, the assets that are required to be disclosed as intangible assets in accordance with GAAP on the balance sheet of such Person (measured on a consolidated basis) including customer lists, goodwill, computer software, copyrights, trade names, trademarks, patents, unamortized deferred charges, unamortized debt discount and capitalized research and development costs.

         "Interest Payment Date" means, (a) as to any Loan other than a Base Rate Loan or a Negotiated Bid Loan, the last day of each Interest Period applicable to such Loan; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date.

         "Interest Period" means (a) as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or (in the case of any Eurodollar Rate Committed Loan) converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Borrower in its Committed Loan Notice or Competitive Bid Request, as the case may be, or, in the case of Eurodollar Rate Committed Loans, such other period that is twelve months or less requested by the Borrower and consented to by all the Lenders; and (b) as to each Absolute Rate Loan, a period of not less than 14 days and not more than 180 days as selected by the Borrower in its Competitive Bid Request; provided that:

                  (i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Rate Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

                  (ii) any Interest Period pertaining to a Eurodollar Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                  (iii) no Interest Period shall extend beyond the scheduled Maturity Date.

         "IP Rights" has the meaning set forth in Section 5.12.

         "IRS" means the United States Internal Revenue Service.

         "Laws" means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

         "L/C Advance" means, with respect to each Lender, such Lender's participation in any L/C Borrowing in accordance with its Pro Rata Share.

         "L/C Borrowing" means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Committed Borrowing.

         "L/C Credit Extension" means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

         "L/C Issuer" means SunTrust Bank in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

         "L/C Obligations" means, as at any date of determination, the aggregate undrawn face amount of all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings.

         "Lender" has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the L/C Issuer and the Swingline Lender.

         "Lending Office" means, as to any Lender, the office or offices of such Lender described as such on Schedule 10.02, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

         "Letter of Credit" means any letter of credit issued hereunder and any of the Existing Letters of Credit. A Letter of Credit may be a commercial letter of credit or a standby letter of credit.

         "Letter of Credit Application" means an application and agreement for the issuance or amendment of a letter of credit hereunder in the form from time to time in use by the L/C Issuer.

         "Letter of Credit Subfacility Expiration Date" means the day that is seven days prior to the Maturity Date (or, if such day is not a Business Day, the next preceding Business Day).

         "Letter of Credit Sublimit" means an amount equal to $50,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Commitments.

         "LIBOR" means, for any applicable Interest Period with respect to any Eurodollar Rate Loan, the British Bankers' Association Interest Settlement Rate per annum for deposits in Dollars for a period equal to such Interest Period appearing on the display designated as Page 3750 on the Dow Jones Markets Service (or such other page on that service or such other service designated by the British Bankers' Association for the display of such Association's Interest Settlement Rates for Dollar deposits) as of 11:00 a.m. (London, England time) on the day that is two Business Days prior to the first day of the Interest Period or if such Page 3750 is unavailable for any reason at such time, the rate which appears on the Reuters Screen ISDA Page as of such date and such time; provided, that if the Administrative Agent determines that the relevant foregoing sources are unavailable for the relevant Interest Period, LIBOR shall mean the rate of interest determined by the Administrative Agent to be the average (rounded upward, if necessary, to the nearest 1/100th of 1%) of the rates per annum at which deposits in Dollars are offered to the Administrative Agent (or the applicable Competitive Bid Loan Lender, as the case may be) two (2) Business Days preceding the first day of such Interest Period by leading banks in the London interbank market as of 10:00 a.m. (London, England time) for delivery on the first day of such Interest Period, for the number of days comprised therein and in an amount comparable to the amount of the Eurodollar Rate Loan of the Administrative Agent.

         "Lien" means any mortgage, pledge, security interest, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), preference, priority or charge of any kind or nature whatsoever (including, without limitation, any agreement to give any of the foregoing, any conditional sale or other title retention agreement, the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

         "Loan" means an extension of credit by a Lender to the Borrower under
Article II in the form of a Committed Loan, a Swingline Loan, a Competitive Bid Loan or a Negotiated Bid Loan.

         "Loan Documents" means this Agreement, each Note, the Fee Letter, each Request for Credit Extension and each Compliance Certificate, and any and all other instruments and agreements executed by the Borrower in connection with any of the foregoing.

         "Margin Stock" has the meaning set forth in Regulation U issued by the Board.

         "Material Adverse Effect" means a material adverse effect on (a) the business, assets, operations, property , condition (financial or otherwise), or results of operations of the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Borrower to perform its obligations under any Loan Document or (c) the validity or enforceability of any Loan Document or the rights or remedies of the Lenders hereunder or thereunder.

         "Material Subsidiary" means, at any time, any Subsidiary of the Borrower, the assets of which represent 10% or more of Consolidated Total Assets (or the equivalent thereof in another currency), based upon the most recent financial statements delivered to the Administrative Agent pursuant to Sections 6.01(a) and (b).

         "Maturity Date" means (a) October 15, 2007 or (b) such earlier date upon which the Commitments are terminated in accordance with the terms hereof.

         "Moody's" means Moody's Investors Service, Inc. and any successor thereto.

         "Multiemployer Plan" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any Commonly Controlled Entity makes or is obligated to make contributions, or during the preceding three calendar years, has made or been obligated to make contributions.

         "Negotiated Bid Borrowing" means a borrowing consisting of a Negotiated Bid Loan from a Lender whose offer to make such a Negotiated Bid Loan has been accepted in accordance with the procedures described in Section 2.04.

         "Negotiated Bid Loan" has the meaning set forth in Section 2.04(a).

         "Negotiated Bid Loan Note" means a promissory note made by the Borrower in favor of a Lender evidencing Negotiated Bid Loans made by such Lender, substantially in the form of Exhibit C-3.

         "Negotiated Bid Loan Sublimit" means an amount equal to the Aggregate Commitments. The Negotiated Bid Loan Sublimit is part of, and not in addition to, the Aggregate Commitments.

         "Notes" means, collectively, the Committed Loan Notes, the Competitive Bid Loan Notes, the Negotiated Bid Loan Notes and the Swingline Note.

         "Obligations" means all advances to, and debts, liabilities, obligations, covenants and duties of, the Borrower arising under any Loan Document, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest that accrues after the commencement by or against the Borrower or any of its Subsidiaries of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding.

         "Organization Documents" means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws; (b) with respect to any limited liability company, the articles of formation and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation with the secretary of state or other department in the state of its formation, in each case as amended from time to time.

         "Outstanding Amount" means (i) with respect to Committed Loans, Competitive Bid Loans, Negotiated Bid Loans and Swingline Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Committed Loans, Competitive Bid Loans, Negotiated Bid Loans and Swingline Loans, as the case may be, occurring on such date; and (ii) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

         "Participant" has the meaning specified in Section 10.07(d).

         "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

         "Pension Plan" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any Commonly Controlled Entity or to which the Borrower or any Commonly Controlled Entity contributes or has an obligation to contribute, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five plan years.

         "Permitted Liens" means only those Liens permitted by subsections (a) through (q) of Section 7.01.

         "Person" means any individual, trustee, corporation, general partnership, limited partnership, limited liability company, joint stock company, trust, unincorporated organization, bank, business association, firm, joint venture or Governmental Authority.

         "Plan" means, at a particular time, an employee benefit plan as defined in Section 3(3) of ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

         "Properties" has the meaning set forth in Section 5.08.

         "Pro Rata Share" means, with respect to each Lender, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments set forth opposite the name of such Lender on Schedule 2.01, as such share may be adjusted as contemplated herein.

         "Register" has the meaning set forth in Section 10.07(c).

         "Reorganization" means, with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

         "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg. Section 4043.

         "Request for Credit Extension" means (a) with respect to a Borrowing, conversion or continuation of Committed Loans, a Committed Loan Notice, (b) with respect to a Swingline Loan, a Swingline Notice, (c) with respect to a Competitive Bid Loan, a Competitive Bid Request, and (d) with respect to an L/C Credit Extension, a Letter of Credit Application.

         "Required Lenders" means, as of any date of determination, at least two Lenders whose Voting Percentages aggregate more than 50%.

         "Responsible Officer" means the chief executive officer, president, chief financial officer, treasurer or assistant treasurer of the Borrower. Any document delivered hereunder that is signed by a Responsible Officer of the Borrower shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of the Borrower and such Responsible Officer shall be conclusively presumed to have acted on behalf of the Borrower.

         "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

         "Securitization" means any agreement or arrangement providing for sales, transfers or conveyances to a special purpose Subsidiary or special purpose entity of accounts receivable, notes, chattel paper, other rights to payment and related property, whether or not for recourse and whether or not treated as a sale for purposes of FAS 140, but not including the sale or transfer of a single note or receivable undertaken on an isolated, non-programmatic basis. For purposes hereof, the "applicable amount" of any Securitization at any time shall be equal to the greater of (a) the outstanding principal amount of any Debt at such time incurred by the Borrower or any Subsidiary pursuant to any such Securitization, or (b) the face amount or book value (whichever is greater) of any and all receivables, notes, chattel paper, other rights to payment and related property sold or transferred pursuant to such Securitization and outstanding at such time.

         "Shareholders' Equity" means, as of any date of determination for the Borrower and its Subsidiaries on a consolidated basis, shareholders' equity as of that date determined in accordance with GAAP.

         "Single Employer Plan" means any plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

         "Solvent" and "Solvency" means, with respect to any Person on a particular date, that on such date (a) the fair saleable value of the assets of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) such Person is able to meet its obligations as those obligations mature, and (c) such Person is not engaged in business or a transaction for which such Person's assets would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

         "Subsidiary" of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a "Subsidiary" or to "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of the Borrower.

         "SunTrust Bank" means SunTrust Bank.

         "Swingline Borrowing" means a borrowing consisting of a Swingline Loan from the Swingline Lender made pursuant to Section 2.15.

         "Swingline Commitment" means the commitment of the Swingline Lender to make Swingline Loans in an aggregate principal amount at any time outstanding not to exceed $10,000,000. The Swingline Commitment is part of, and not in addition to, the Aggregate Commitments.

         "Swingline Exposure" means, with respect to each Lender, the principal amount of the Swingline Loans in which such Lender is legally obligated either to make a Base Rate Loan or to purchase a participation in accordance with
Section 2.16, which shall equal such Lender's Pro Rata Share of all outstanding Swingline Loans.

         "Swingline Lender" means SunTrust Bank, or any other Lender that may agree to make Swingline Loans hereunder.

         "Swingline Loan" means a loan made to the Borrower by the Swingline Lender under the Swingline Commitment.

         "Swingline Note" means the promissory note of the Borrower payable to the order of the Swingline Lender in the principal amount of the Swingline Commitment, substantially the form of Exhibit C-4.

         "Swingline Notice" means a notice of Swingline Loan, delivered pursuant to Section 2.16, which, if in writing, shall be substantially in the form of Exhibit G.

         "Swingline Termination Date" means the day that is seven days prior to the Maturity Date (or, if such day is not a Business Day, the next preceding Business Day).

         "Synthetic Lease Obligation" means the monetary obligation of a Person under a so-called synthetic, off-balance sheet or tax retention lease that does not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

         "Threshold Amount" means $50,000,000.

         "Total Capitalization" means, as to the Borrower and its Subsidiaries at any date, the sum of (a) the aggregate amount of all Debt of such Persons at such date determined on a consolidated basis, plus (b) Equity of such Persons at such date.

         "Type" means (a) with respect to a Committed Loan, its character as a Base Rate Loan or a Eurodollar Rate Committed Loan, and (b) with respect to a Competitive Bid Loan, its character as an Absolute Rate Loan or a Eurodollar Margin Competitive Bid Loan.

         "Unreimbursed Amount" has the meaning set forth in Section 2.05(c)(i).

         "Vendor Finance Investment" means any loan, advance, lease (whether structured as a capital lease or an operating lease) or guaranty entered into by the Borrower pursuant to, in connection with or for the purpose of facilitating the sale or provision of goods and services of the Borrower to its customers, in each case arising outside of the Borrower's ordinary course of business as existing on the date hereof.

         "Voting Percentage" means, as to any Lender, (a) at any time prior to the Maturity Date, such Lender's Pro Rata Share and (b) at any time after the Maturity Date, the percentage (carried out to the ninth decimal place) which (i) the sum of (A) the Outstanding Amount of such Lender's Committed Loans, Competitive Bid Loans and Negotiated Bid Loans, plus (B) such Lender's Pro Rata Share of the Outstanding Amount of L/C Obligations and Swingline Exposure, then comprises of (ii) the Outstanding Amount of all Loans and L/C Obligations; provided, however, that if any Lender has failed to fund any portion of the Committed Loans, participations in L/C Obligations or Swingline Exposure required to be funded by it hereunder, such Lender's Voting Percentage shall be deemed to be -0-, and the respective Pro Rata Shares and Voting Percentages of the other Lenders shall be recomputed for purposes of this definition and the definition of "Required Lenders" without regard to such Lender's Commitment or the outstanding amount of its Committed Loans, Swingline Loans and L/C Advances, as the case may be.

         1.02 OTHER INTERPRETIVE PROVISIONS. With reference to this Agreement and any other Loan Document, unless otherwise specified herein or in such other Loan Document:

         (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

         (b) (i) The words "herein" and "hereunder" and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

                  (i) Article, Section, Exhibit and Schedule references are to the Loan Document in which such references appear.

                  (ii) The term "including" is by way of example and not limitation.

                  (iii) The term "documents" includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in electronic or physical form.

         (c) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including;" the words "to" and "until" each mean "to but excluding;" and the word "through" means "to and including."

         (d) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

         1.03     ACCOUNTING TERMS.

         (a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

         (b) If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

         1.04 ROUNDING. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

         1.05 REFERENCES TO AGREEMENTS AND LAWS. Unless otherwise expressly provided herein, (a) references to agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and
(b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

                                   ARTICLE II.
                      THE COMMITMENTS AND CREDIT EXTENSIONS

         2.01 COMMITTED LOANS. Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a "Committed Loan") to the Borrower from time to time on any Business Day during the period from the Closing Date to the Maturity Date, in an aggregate amount not to exceed at any time outstanding the amount of such Lender's Commitment; provided, however, that after giving effect to any Committed Borrowing, (i) the aggregate Outstanding Amount of all Loans and L/C Obligations shall not exceed the Aggregate Commitments, and (ii) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender's Pro Rata Share of the Outstanding Amount of all L/C Obligations and Swingline Exposure shall not exceed such Lender's Commitment. Within the limits of each Lender's Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01, prepay under Section 2.06, and reborrow under this
Section 2.01. Committed Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

         2.02     BORROWINGS, CONVERSIONS AND CONTINUATIONS OF COMMITTED LOANS.

         (a) Each Committed Borrowing, each conversion of Committed Loans from one Type to the other, and each continuation of Committed Loans as the same Type shall be made upon the Borrower's irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than (x) 11:00 a.m., New York time, three Business Days prior to the requested date of any Committed Borrowing of, conversion to or continuation of Eurodollar Rate Committed Loans or of any conversion of Eurodollar Rate Committed Loans to Base Rate Loans, and (y) 9:00 a.m., New York time, on the requested date of any Committed Borrowing of Base Rate Loans. Each such telephonic notice must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each Committed Borrowing of, conversion to or continuation of Eurodollar Rate Committed Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof (or, if less, an aggregate principal amount equal to the remaining balance of the available Commitments). Each Committed Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof (or, if less, an aggregate amount equal to the remaining balance of the available Commitments). Each Committed Loan Notice (whether telephonic or written) shall specify

(i) whether the Borrower is requesting a Committed Borrowing, a conversion of Committed Loans from one Type to the other, or a continuation of Committed Loans as the same Type, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Committed Loans to be borrowed, converted or continued, (iv) the Type of Committed Loans to be borrowed or to which existing Committed Loans are to be converted, (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Committed Loan in a Committed Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation and (vi) if applicable, the Committed Loan from which the requested Committed Loan will be converted or continued, then the applicable Committed Loans shall be made or continued as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Committed Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Committed Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

         (b) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of its Pro Rata Share of the applicable Committed Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in the preceding subsection. In the case of a Committed Borrowing, each Lender shall make the amount of its Committed Loan available to the Administrative Agent in immediately available funds at the Administrative Agent's Office not later than 1:00 p.m., New York time, on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall, by no later than 3:00 p.m., New York time, make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of SunTrust Bank with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to the Administrative Agent by the Borrower; provided, however, that if, on the date of the Committed Borrowing there are L/C Borrowings outstanding, then the proceeds of such Borrowing shall be applied, first, to the payment in full of any such L/C Borrowings and second, to the Borrower as provided above.

         (c) Except as otherwise provided herein, a Eurodollar Rate Committed Loan may be continued or converted only on the last day of the Interest Period for such Eurodollar Rate Committed Loan. During the existence of a Default or Event of Default, no Committed Loans may be requested as, converted to or continued as Eurodollar Rate Committed Loans without the consent of the Required Lenders, and the Required Lenders may demand that any or all of the then outstanding Eurodollar Rate Committed Loans be converted to Base Rate Loans at the end of the respective Interest Periods related to such Loans.

         (d) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Eurodollar Rate Committed Loan upon determination of such interest rate. The determination of the Eurodollar Rate by the Administrative Agent shall be conclusive in the absence of manifest error. The Administrative Agent shall notify the Borrower and the Lenders of any change in SunTrust Bank's prime rate used in determining the Base Rate promptly following the public announcement of such change.

         (e) After giving effect to all Committed Borrowings, all conversions of Committed Loans from one Type to the other, and all continuations of Committed Loans as the same Type, there shall not be more than ten Interest Periods in effect with respect to Committed Loans.

         2.03     COMPETITIVE BID LOANS.

         (a) General. Subject to the terms and conditions set forth herein, each Lender agrees that the Borrower may from time to time request the Lenders to submit offers to make loans (each such loan, a "Competitive Bid Loan") to the Borrower prior to the Maturity Date pursuant to this Section 2.03; provided, however, that after giving effect to any Competitive Bid Borrowing, (i) the aggregate Outstanding Amount of all Loans and L/C Obligations shall not exceed the Aggregate Commitments, and (ii) the aggregate Outstanding Amount of all Competitive Bid Loans shall not exceed the Competitive Bid Loan Sublimit. There shall not be more than ten different Interest Periods in effect with respect to Competitive Bid Loans at any time. The Borrower shall have no obligation to accept any Competitive Bid.

         (b) Requesting Competitive Bids. The Borrower may request the submission of Competitive Bids by delivering a Competitive Bid Request to the Administrative Agent not later than 12:00 noon, New York time, (i) one Business Day prior to the requested date of any Competitive Bid Borrowing that is to consist of Absolute Rate Loans, or (ii) four Business Days prior to the requested date of any Competitive Bid Borrowing that is to consist of Eurodollar Margin Competitive Bid Loans. Each Competitive Bid Request shall specify (i) the requested date of the Competitive Bid Borrowing (which shall be a Business Day),
(ii) the aggregate principal amount of Competitive Bid Loans requested (which must be $10,000,000 or a whole multiple of $1,000,000 in excess thereof), (iii) the Type of Competitive Bid Loans requested, and (iv) the duration of the Interest Period with respect thereto, and shall be signed by a Responsible Officer of the Borrower. No Competitive Bid Request shall contain a request for
(A) more than one Type of Competitive Bid Loan or (B) Competitive Bid Loans having more than four different Interest Periods. Unless the Administrative Agent otherwise agrees in its sole and absolute discretion, the Borrower may not submit a Competitive Bid Request if it has submitted another Competitive Bid Request within the prior five Business Days.

         (c)      Submitting Competitive Bids.

                  (i) The Administrative Agent shall promptly notify each Lender of each Competitive Bid Request received by it from the Borrower and the contents of such Competitive Bid Request.

                  (ii) Each Lender may (but shall have no obligation to) submit a Competitive Bid containing an offer to make one or more Competitive Bid Loans in response to such Competitive Bid Request. Such Competitive Bid must be delivered to the Administrative Agent not later than 10:30 a.m., New York time, (A) on the requested date of any Competitive Bid Borrowing that is to consist of Absolute Rate Loans, and (B) three Business Days prior to the requested date of any Competitive Bid Borrowing that is to consist of Eurodollar Margin Competitive Bid Loans; provided, however, that any Competitive Bid submitted by SunTrust Bank in its capacity as a Lender in response to any Competitive Bid Request must be submitted to the Administrative Agent not later than 10:15 a.m., New York time, on the date on which Competitive Bids are required to be delivered by the other Lenders in response to such Competitive Bid Request. Each Competitive Bid shall specify (A) the proposed date of the Competitive Bid Borrowing; (B) the principal amount of each Competitive Bid Loan for which such Competitive Bid is being made, which principal amount
         (x) may be equal to, greater than or less than the Commitment of the bidding Lender, (y) must be $5,000,000 or in a whole multiple of $1,000,000 in excess thereof, and (z) may not exceed the principal amount of Competitive Bid Loans for which Competitive Bids were requested; (C) if the proposed Competitive Bid Borrowing is to consist of Absolute Rate Loans, the Absolute Rate offered for each such Competitive Bid Loan and the Interest Period applicable thereto; (D) if the proposed Competitive Bid Borrowing is to consist of Eurodollar Margin Competitive Bid Loans, the Eurodollar Bid Margin with respect to each such Eurodollar Margin Competitive Bid Loan and the Interest Period applicable thereto; and (E) the identity of the bidding Lender.

                  (iii) Any Competitive Bid shall be disregarded if it (A) is received after the applicable time specified in clause (ii) above, (B) is not substantially in the form of a Competitive Bid as specified herein, (C) contains qualifying, conditional or similar language, (D) proposes terms other than or in addition to those set forth in the applicable Competitive Bid Request, or (E) is otherwise not responsive to such Competitive Bid Request. Any Lender may correct a Competitive Bid containing a manifest error by submitting a corrected Competitive Bid (identified as such) not later than the applicable time required for submission of Competitive Bids. Any such submission of a corrected Competitive Bid shall constitute a revocation of the Competitive Bid that contained the manifest error. The Administrative Agent may, but shall not be required to, notify any Lender of any manifest error it detects in a Lender's Competitive Bid.

                  (iv) Subject only to the provisions of Sections 3.02, 3.03 (in the case of a Eurodollar Rate Competitive Bid Loan) and 4.02 and clause (iii) above, each Competitive Bid shall be irrevocable.

         (d) Notice to Borrower of Competitive Bids. Not later than 11:00 a.m., New York time, (i) on the requested date of any Competitive Bid Borrowing that is to consist of Absolute Rate Loans, or (ii) three Business Days prior to the requested date of any Competitive Bid Borrowing that is to consist of Eurodollar Margin Competitive Bid Loans, the Administrative Agent shall notify the Borrower of the identity of each Lender that has submitted a Competitive Bid that complies with Section 2.03(c) and of the terms of the offers contained in each such Competitive Bid.

         (e) Acceptance of Competitive Bids. Not later than 11:30 a.m., New York time, (i) on the requested date of any Competitive Bid Borrowing that is to consist of Absolute Rate Loans, and (ii) three Business Days prior to the requested date of any Competitive Bid Borrowing that is to consist of Eurodollar Margin Competitive Bid Loans, the Borrower shall notify the Administrative Agent of its acceptance or rejection of the offers notified to it pursuant to Section 2.03(d). The Borrower shall be under no obligation to accept any Competitive Bid and may choose to reject all Competitive Bids. In the case of acceptance, such notice shall specify the aggregate principal amount of Competitive Bids for each Interest Period that is accepted. The Borrower may accept any Competitive Bid in whole or in part; provided that:

                  (i) the aggregate principal amount of each Competitive Bid Borrowing may not exceed the applicable amount set forth in the related Competitive Bid Request;

                  (ii) the principal amount of each Competitive Bid Loan must be $5,000,000 or in a whole multiple of $1,000,000 in excess thereof;

                  (iii) the acceptance of offers may be made only on the basis of ascending Absolute Rates or Eurodollar Bid Margins within each Interest Period; and

                  (iv) the Borrower may not accept any offer that is described in Section 2.03(c)(iii) or that otherwise fails to comply with the requirements hereof.

         (f) Procedure for Identical Bids. If two or more Lenders have submitted Competitive Bids at the same Absolute Rate or Eurodollar Bid Margin, as the case may be, for the same Interest Period, and the result of accepting all of such Competitive Bids in whole (together with any other Competitive Bids at lower Absolute Rates or Eurodollar Bid Margins, as the case may be, accepted for such Interest Period in conformity with the requirements of Section 2.03(e)(iii)) would be to cause the aggregate outstanding principal amount of the applicable Competitive Bid Borrowing to exceed the amount specified therefor in the related Competitive Bid Request, then, unless otherwise agreed by the Borrower, the Administrative Agent and such Lenders, such Competitive Bids shall be accepted as nearly as possible in proportion to the amount offered by each such Lender in respect of such Interest Period, at such Absolute Rate or Eurodollar Bid Margin, without regard to the requirements of Section 2.03(e)(ii).

         (g) Notice to Lenders of Acceptance or Rejection of Bids. The Administrative Agent shall promptly notify each Lender having submitted a Competitive Bid whether or not its offer has been accepted and, if its offer has been accepted, of the amount of the Competitive Bid Loan or Competitive Bid Loans to be made by it on the date of the applicable Competitive Bid Borrowing. Any Competitive Bid or portion thereof that is not accepted by the Borrower by the applicable time specified in Section 2.03(e) shall be deemed rejected.

         (h) Notice of Eurodollar Rate. If any Competitive Bid Borrowing is to consist of Eurodollar Margin Loans, the Administrative Agent shall determine the Eurodollar Rate for the relevant Interest Period, and promptly after making such determination, shall notify the Borrower and the Lenders that will be participating in such Competitive Bid Borrowing of such Eurodollar Rate.

         (i) Funding of Competitive Bid Loans. Each Lender that has received notice pursuant to Section 2.03(g) that all or a portion of its Competitive Bid has been accepted by the Borrower shall make the amount of its Competitive Bid Loan(s) available to the Administrative Agent in immediately available funds at the Administrative Agent's Office not later than 1:00 p.m., New York time, on the date of the requested Competitive Bid Borrowing. Upon satisfaction of the applicable conditions set forth in Section 4.02, the Administrative Agent shall, by no later than 3:00 p.m., New York time, make all funds so received available to the Borrower in like funds as received by the Administrative Agent.

         (j) Notice of Range of Bids. After each Competitive Bid auction pursuant to this Section 2.03, the Administrative Agent shall notify each Lender that submitted a Competitive Bid in such auction of the ranges of bids submitted (without the bidder's name) and accepted for each Competitive Bid Loan and the aggregate amount of each Competitive Bid Borrowing.

         2.04     NEGOTIATED BID LOANS.

         (a) General. Subject to the terms and conditions set forth herein, each Lender agrees to entertain requests made by the Borrower from time to time to make Loans (each such loan, a "Negotiated Bid Loan") to the Borrower prior to the Maturity Date pursuant to this Section 2.04; provided, however, that (i) the Lenders shall have no obligation to make any Negotiated Bid Loans, (ii) the Borrower shall have no obligation to accept any offer to make any Negotiated Bid Loan, and (iii) after giving effect to any Negotiated Bid Loan Borrowing, (A) the aggregate Outstanding Amount of all Loans and L/C Obligations shall not exceed the Aggregate Commitments, and (B) the aggregate Outstanding Amount of all Negotiated Bid Loans shall not exceed the Negotiated Bid Loan Sublimit.

         (b) Terms. Each Negotiated Bid Loan shall be made on terms agreed to by the Borrower and the applicable Lender with respect thereto; provided that
(i) no Negotiated Bid Loan shall have a maturity date occurring subsequent to the Maturity Date, (ii) no Negotiated Bid Loan shall be denominated in any currency other than Dollars, and (iii) no obligations of the Borrower arising in connection with any Negotiated Bid Loan shall at any time be secured by any Lien upon any property, assets or revenues of the Borrower, any of its Subsidiaries or any other Person, other than any right of set-off an applicable Lender may have with respect to deposit accounts maintained by the Borrower with such Lender.

         (c) Notice to the Administrative Agent. Not later than 3:00 p.m., New York time, on the date of any requested Negotiated Bid Loan Borrowing, the Borrower shall deliver to the Administrative Agent (i) a notice specifying (A) the identity of the respective Lender that has agreed to fund such Negotiated Bid Loan Borrowing, (B) the anticipated date of such Negotiated Bid Loan Borrowing, (C) the anticipated aggregate principal amount of such Negotiated Bid Loan Borrowing, and (D) the anticipated maturity date of such Negotiated Bid Loan; and (ii) such documents, instruments and other information with respect to such Negotiated Bid Loan as the Administrative Agent may from time to time reasonably request.

         (d) Funding of Negotiated Bid Loans. Each Lender that has agreed to fund such Negotiated Bid Loan Borrowing shall make the amount of its Negotiated Bid Loan available to the Borrower by no later than 3:00 p.m., New York time, on the date of such Borrowing.

         2.05     LETTERS OF CREDIT.

         (a)      The Letter of Credit Commitment.

                  (i)      Subject to the terms and conditions set forth herein,
         (A) the L/C Issuer agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.05,

         (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Subfacility Expiration Date, to issue Letters of Credit for the account of the Borrower or certain Subsidiaries, and to amend or renew Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drafts under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower; provided that the L/C Issuer shall not be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in, any Letter of Credit if as of the date of such L/C Credit Extension, (x) the Outstanding Amount of all L/C Obligations and all Loans would exceed the Aggregate Commitments, (y) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender's Pro Rata Share of the Outstanding Amount of all L/C Obligations would exceed such Lender's Commitment, or (z) the Outstanding Amount of the L/C Obligations would exceed the Letter of Credit Sublimit. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower's ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

                  (ii) The L/C Issuer shall be under no obligation to issue any Letter of Credit if:

                           (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

                           (B) subject to Section 2.05(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last renewal, unless the Required Lenders have approved such expiry date;

                           (C) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Subfacility Expiration Date, unless all the Lenders have approved such expiry date;

                           (D) the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer; or

                           (E) such Letter of Credit is in a face amount less than $100,000, in the case of a commercial Letter of Credit, or $500,000, in the case of any other type of Letter of Credit, or is to be denominated in a currency other than Dollars.

                  (iii) The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

         (b) Procedures for Issuance and Amendment of Letters of Credit; Evergreen Letters of Credit.

                  (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m., New York time, at least two Business Days (or such later date and time as the L/C Issuer may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C
         Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and
         (G) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (A) the Letter of Credit to be amended;
         (B) the proposed date of amendment thereof (which shall be a Business
         Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may require.

                  (ii) Promptly after its receipt of any Letter of Credit Application, but in any event no later than two Business Days prior to the proposed issuance date, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Upon receipt by the L/C Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer's usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a participation in such Letter of Credit in an amount equal to the product of such Lender's Pro Rata Share times the amount of such Letter of Credit.

                  (iii) If the Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in it sole and absolute discretion, agree to issue a Letter of Credit that has automatic renewal provisions (each, an "Evergreen Letter of Credit"); provided that any such Evergreen Letter of Credit must permit the L/C Issuer to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the "Nonrenewal Notice Date") in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the Borrower shall not be required to make a specific request to the L/C Issuer for any such renewal. Once an Evergreen Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the renewal of such Letter of Credit at any time to a date not later than the Letter of Credit Subfacility Expiration Date; provided, however, that the L/C Issuer shall not permit any such renewal if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof, or (B) it has received notice (which may be by telephone or in writing) on or before the Business Day immediately preceding the Nonrenewal Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such renewal or
         (2) from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied. Notwithstanding anything to the contrary contained herein, the L/C Issuer shall have no obligation to permit the renewal of any Evergreen Letter of Credit at any time.

                  (iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

         (c)      Drawings and Reimbursements; Funding of Participations.

                  (i) Upon any drawing under any Letter of Credit, the L/C Issuer shall notify the Borrower and the Administrative Agent thereof. Not later than 1:00 p.m., New York time, on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an "Honor Date"), the Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing. If the Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the "Unreimbursed Amount"), and such Lender's Pro Rata Share thereof. In such event, the Borrower shall be deemed to have requested a Committed Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.05(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

                  (ii) Each Lender (including the Lender acting as L/C Issuer) shall upon any notice pursuant to Section 2.05(c)(i) make funds available to the Administrative Agent for the account of the L/C Issuer at the Administrative Agent's Office in an amount equal to its Pro Rata Share of the Unreimbursed Amount not later than 3:00 p.m., New York time, on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.05(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer.

                  (iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Committed Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender's payment to the Administrative Agent for the account of the L/C Issuer pursuant to
         Section 2.05(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.05.

                  (iv) Until each Lender funds its Committed Loan or L/C Advance pursuant to this Section 2.05(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender's Pro Rata Share of such amount shall be solely for the account of the L/C Issuer.

                  (v) Each Lender's obligation to make Committed Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.05(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default or Event of Default, or (C) any other occurrence, event or condition including, without limitation, the existence (or alleged existence) of any Material Adverse Effect, whether or not similar to any of the foregoing. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

                  (vi) If any Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.05(c) by the time specified in Section 2.05(c)(ii), the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the L/C Issuer submitted to any Lender (through the

         Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

         (d)      Repayment of Participations.

                  (i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender's L/C Advance in respect of such payment in accordance with
         Section 2.05(c), if the Administrative Agent receives for the account of the L/C Issuer any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), or any payment of interest thereon, the Administrative Agent will distribute to such Lender its Pro Rata Share thereof in the same funds as those received by the Administrative Agent.

                  (ii) If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.05(c)(i) is required to be returned, each Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.

         (e) Obligations Absolute. The obligation of the Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit, and to repay each L/C Borrowing and each drawing under a Letter of Credit that is refinanced by a Borrowing of Committed Loans, shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

                  (i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

                  (ii) the existence of any claim, counterclaim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

                  (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

                  (iv) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

                  (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower.

         The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower's instructions or other irregularity, the Borrower will promptly notify the L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

         (f) Role of L/C Issuer. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. No Agent-Related Person nor any of the respective correspondents, participants or assignees of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. No Agent-Related Person, nor any of the respective correspondents, participants or assignees of the L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.05(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the L/C Issuer's willful misconduct or gross negligence or the L/C Issuer's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

         (g)      Cash Collateral. Upon the request of the Administrative Agent,
(i) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing that has not been converted into a Borrowing under the terms hereof, or (ii) if, as of the Letter of Credit Subfacility Expiration Date, any Letter of

Credit may for any reason remain outstanding and partially or wholly undrawn, the Borrower shall immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations (in an amount equal to such Outstanding Amount).

         (h) Applicability of ISP98 and UCP. Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued, (i) the rules of the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the "ICC") at the time of issuance (including the ICC decision published by the Commission on Banking Technique and Practice on April 6, 1998 regarding the European single currency (euro)) shall apply to each commercial Letter of Credit.

         (i) Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Pro Rata Share (i) a Letter of Credit fee for each commercial Letter of Credit equal to the margin listed under the heading "Letters of Credit" in the definition of Applicable Rate times the actual daily maximum amount available to be drawn under each such Letter of Credit, and (ii) a Letter of Credit fee for each standby Letter of Credit equal to the margin listed under the heading "Letters of Credit" in the definition of Applicable Rate times the actual daily maximum amount available to be drawn under each such Letter of Credit. Such fee for each Letter of Credit shall be due and payable on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, and on the Letter of Credit Subfacility Expiration Date. If there is any change in the Applicable Rate during any quarter, the actual daily amount of each standby Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

         (j) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Borrower shall pay directly to the L/C Issuer for its own account a fronting fee in an amount (i) with respect to each commercial Letter of Credit, a per annum rate equal to 0.125% of the amount of such Letter of Credit, due and payable upon the issuance thereof, and (ii) with respect to each standby Letter of Credit, a per annum rate equal to 0.125% on the daily maximum amount available to be drawn thereunder, due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, and on the Letter of Credit Subfacility Expiration Date. In addition, the Borrower shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such fees and charges are due and payable on demand and are nonrefundable.

         (k) Conflict with Letter of Credit Application. In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

         2.06     PREPAYMENTS.

         (a) The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Committed Loans and Swingline Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent (A) not later than 11:00 a.m., New York time, three Business Days prior to any date of prepayment of Eurodollar Rate Committed Loans, and (B) not later than 9:00 a.m., New York time, on the date of prepayment of Base Rate Loans and Swingline Loans; (ii) any prepayment of Eurodollar Rate Committed Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; (iii) any prepayment of Base Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; (iv) any prepayment of Swingline Loans shall be in an amount that would be permitted in the case of an advance of a Swingline Loan pursuant to Section 2.16, or, in the case of (ii), (iii) and
(iv) if a lesser amount, the remaining principal amount of the applicable Loans in any outstanding Borrowing. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Committed Loans or Swingline Loans to be prepaid. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of such Lender's Pro Rata Share of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05. Each such prepayment shall be applied to the Committed Loans or Swingline Loans, as the case may be, of the Lenders in accordance with their respective Pro Rata Shares.

         (b) No Competitive Bid Loan may be prepaid without the prior consent of the applicable Lender of such Competitive Bid Loan.

         (c) The Borrower may prepay Negotiated Bid Loans only in accordance with the respective terms and conditions agreed to by the Borrower and the applicable Lender in respect of any such Negotiated Bid Loan.

         (d) If for any reason the Outstanding Amount of all Loans and L/C Obligations at any time exceeds the Aggregate Commitments then in effect, the Borrower shall immediately prepay Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess.

         2.07 OPTIONAL REDUCTION OR TERMINATION OF COMMITMENTS. The Borrower may, upon notice to the Administrative Agent, terminate the Aggregate Commitments, or permanently reduce the Aggregate Commitments to an amount not less than the then Outstanding Amount of all Loans and L/C Obligations; provided that (a) the Borrower shall not be obligated to pay any amount as a penalty in connection with any such reduction or termination of the Aggregate Commitments, except as required by Section 3.05 due to any repayment of Loans arising from such reduction or termination, (b) any such notice shall be received by the Administrative Agent not later than 11:00 a.m., New York time, five Business Days prior to the date of termination or reduction, and (c) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof. The Administrative Agent shall promptly notify the Lenders of any such notice of reduction or termination of the Aggregate Commitments. Once reduced in accordance with this Section, the Commitments may not be increased. Any reduction of the Aggregate Commitments shall be applied to the Commitment of each Lender according to its Pro Rata Share. All facility fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination. Unless otherwise agreed to by the Swingline Lender or the L/C Issuer, as the case may be, any reduction in the Aggregate Commitments shall result in a proportionate reduction in the Swingline Commitment and the Letter of Credit Sublimit.

         2.08     REPAYMENT OF LOANS.

         (a) The Borrower shall repay to the Lenders on the Maturity Date the aggregate principal amount of Committed Loans outstanding on such date.

         (b) The Borrower shall repay each Swingline Borrowing on the earlier of (i) the last day of the Interest Period applicable to such Borrowing and (ii) the Swingline Termination Date.

         (c) The Borrower shall repay each Competitive Bid Loan on the last day of the Interest Period in respect thereof.

         (d) The Borrower shall repay each Negotiated Bid Loan on the date agreed to by the Borrower and the relevant Lender with respect to such Negotiated Bid Loan.

         2.09     INTEREST.

         (a) Subject to the provisions of subsection (b) below, (i) each Eurodollar Rate Committed Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the margin listed under the heading "Eurodollar Rate" in the definition of Applicable Rate; (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate; (iii) each Competitive Bid Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus (or minus) the Eurodollar Bid Margin, or at the Absolute Rate for such Interest Period, as the case may be;
(iv) each Swingline Loan shall bear interest on the outstanding principal amount thereof at the Base Rate, or such other rate as the Swingline Lender and the Borrower shall agree to, with respect thereto; and (iv) each Negotiated Bid Loan shall bear interest on the outstanding principal amount thereof at a rate per annum agreed to by the Lender making such Loan and the Borrower with respect thereto.

         (b) If any Event of Default exists under Section 8.01(a) or after acceleration, the Borrower shall, and for all other Events of Default shall at the option of the Required Lenders, pay interest on the principal amount of all outstanding Obligations at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Law. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

         (c) Interest on each Swingline Loan shall be payable on the maturity date of such Loan, which shall be the last day of the Interest Period applicable thereto, and on the Swingline Termination Date.

         (d) Interest on each Loan (other than a Negotiated Bid Loan or Swingline Loan) shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest on each Negotiated Bid Loan shall be due and payable in accordance with the terms agreed to by the Lender making such Loan and the Borrower with respect thereto. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

         2.10     FEES.

         In addition to certain fees described in subsections (i) and (j) of
Section 2.05:

         (a) Facility Fee. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Pro Rata Share, a facility fee equal to the amount set forth under the heading "Facility Fee" in the definition of Applicable Rate times the actual daily amount of the Aggregate Commitments, regardless of usage. The facility fee shall accrue at all times from the Closing Date until the Maturity Date and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date. The facility fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. The facility fee shall accrue at all times, including at any time during which one or more of the conditions in Article IV is not met.

         (b) Fee Letter. The Borrower shall pay to SunTrust Bank and SunTrust Capital Markets, Inc. the fees set forth in the Fee Letter, for their own account in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall be nonrefundable for any reason whatsoever.

         (c) Lenders' Upfront Fee. On the Closing Date, the Borrower shall pay to the Administrative Agent, for the account of the Lenders, the upfront fee previously agreed upon by the Borrower, the Lenders and the Administrative Agent. The upfront fee paid to each Lender is solely for its own account and is nonrefundable for any reason whatsoever.

         2.11 COMPUTATION OF INTEREST AND FEES. Interest on Base Rate Loans and Swingline Loans shall be calculated on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed. Computation of all other types of interest and all fees (other than interest in respect of any Negotiated Bid Loans) shall be calculated on the basis of a year of 360 days and the actual number of days elapsed, which results in a higher yield to the payee thereof than a method based on a year of 365 or 366 days. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall bear interest for one day. All calculations of interest in respect of any Negotiated Bid Loan shall be on such basis as the Lender making such Loan and the Borrower shall agree in connection with the arrangement thereof; provided that, in the event of any dispute, such interest shall be calculated on the basis of a 360-day year for the actual number of days (including the first day but excluding the last day) elapsed.

         2.12     EVIDENCE OF DEBT.

         (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Loans or L/C Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of such Lender shall control. Upon the request of any Lender made through the Administrative Agent, such Lender's Loans may be evidenced by a Committed Loan Note, a Swingline Note, a Competitive Bid Loan Note or a Negotiated Bid Loan Note, as applicable, in addition to such accounts or records. Each Lender may attach schedules to its Note(s) and endorse thereon the date, Type (if applicable), amount and maturity of the applicable Loans and payments with respect thereto.

         (b) In addition to the accounts and records referred to in subsection (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swingline Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control.

         2.13     PAYMENTS GENERALLY.

         (a) All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or set-off. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent's Office in Dollars and in immediately available funds not later than 2:00 p.m., New York time, on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender's Lending Office. All payments received by the Administrative Agent after 2:00 p.m., New York time, shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. Without limiting the generality of the foregoing, the Borrower shall make each payment in respect of a Negotiated Bid Loan not later than 3:00 p.m. (local time at the place of payment) on the day when due to or for the account of the Lender making such Loan at such location as may be agreed by the Borrower and such Lender in connection with the making of such Negotiated Bid Loan, upon such terms as such Lender and the Borrower shall agree in connection with the making thereof.

         (b) Subject to the definition of "Interest Period," if any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

         (c) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, L/C Borrowings, interest and fees then due hereunder, such funds shall be applied
(i) first, toward costs and expenses (including Attorney Costs and amounts payable under Article III) incurred by the Administrative Agent and each Lender,
(ii) second, toward repayment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (iii) third, toward repayment of principal and L/C Borrowings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and L/C Borrowings then due to such parties.

         (d) Unless the Borrower or any Lender has notified the Administrative Agent prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then:

                  (i) if the Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in immediately available funds, at the Federal Funds Rate from time to time in effect; and

                  (ii) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the "Compensation Period") at a rate per annum equal to the Federal Funds Rate from time to time in effect. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Committed Loan or Competitive Bid Loan, as the case may be, included in the applicable Borrowing. If such Lender does not pay such amount within two Business Days after the Administrative Agent's demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

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

                  A notice of the Administrative Agent to any Lender with respect to any amount owing under this subsection (d) shall be conclusive, absent manifest error.

         (e) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

         (f) The obligations of the Lenders hereunder to make Committed Loans and to fund participations in Letters of Credit and Swingline Loans are several and not joint. The failure of any Lender to make any Committed Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Committed Loan or purchase its participation.

         (g) Subject to Section 3.09, nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

         2.14 SHARING OF PAYMENTS. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of any Committed Loans made by it, or the participations in L/C Obligations or Swingline Exposure held by it, any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Committed Loans or Swingline Loans made by them and/or such subparticipations in the participations in L/C Obligations held by them as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans or such participations, as the case may be, pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender, such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender's ratable share (according to the proportion of (i) the amount of such paying Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.14 and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the

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

Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

         2.15     SWINGLINE COMMITMENT.

         Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Borrower, from time to time from the Closing Date to the Swingline Termination Date, in an aggregate principal amount outstanding at any time not to exceed the lesser of (i) the Swingline Commitment then in effect and (ii) the difference between the Aggregate Commitments and the sum of (x) the Outstanding Amount of all Loans and L/C Obligations; provided, that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. The Borrower shall be entitled to borrow, repay and reborrow Swingline Loans in accordance with the terms and conditions of this Agreement.

         2.16     PROCEDURE FOR SWINGLINE BORROWING; ETC.

         (a) The Borrower shall give the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of each Swingline Borrowing substantially in the form of Exhibit G attached hereto ("Notice of Swingline Borrowing") prior to 10:00 a.m., New York time, on the requested date of each Swingline Borrowing. Each Notice of Swingline Borrowing shall be irrevocable and shall specify: (i) the principal amount of such Swingline Loan,
(ii) the date of such Swingline Loan (which shall be a Business Day) and (iii) the account of the Borrower to which the proceeds of such Swingline Loan should be credited. The Administrative Agent will promptly advise the Swingline Lender of each Notice of Swingline Borrowing. Each Swingline Loan shall accrue interest at the Base Rate or any other interest rate as agreed between the Borrower and the Swingline Lender and shall have an Interest Period (subject to (a)(i) and (iii) to the definition thereof) as agreed between the Borrower and the Swingline Lender. The aggregate principal amount of each Swingline Loan shall be not less than $100,000 or a larger multiple of $50,000, or such other minimum amounts agreed to by the Swingline Lender and the Borrower. The Swingline Lender will make the proceeds of each Swingline Loan available to the Borrower in Dollars in immediately available funds at the account specified by the Borrower in the applicable Notice of Swingline Borrowing not later than 1:00 p.m., New York time, on the requested date of such Swingline Loan.

         (b) The Swingline Lender, at any time and from time to time in its sole discretion, may, on behalf of the Borrower (which hereby irrevocably authorizes and directs the Swingline Lender to act on its behalf), give a Committed Loan Notice to the Administrative Agent requesting the Lenders (including the Swingline Lender) to make Base Rate Loans in an amount equal to the unpaid principal amount of any Swingline Loan. Each Lender will make the proceeds of its Base Rate Loan included in such Borrowing available to the Administrative Agent for the account of the Swingline Lender in accordance with
Section 2.02, which will be used solely for the repayment of such Swingline
Loan.

         (c) If for any reason a Base Rate Borrowing may not be (as determined in the sole discretion of the Administrative Agent), or is not, made in accordance with the foregoing provisions, then each Lender (other than the Swingline Lender) shall purchase an undivided participating interest in such Swingline Loan in an amount equal to its Pro Rata Share thereof on

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

the date that such Base Rate Borrowing should have occurred. On the date of such required purchase, each Lender shall promptly transfer, in immediately available funds, the amount of its participating interest to the Administrative Agent for the account of the Swingline Lender. If such Swingline Loan bears interest at a rate other than the Base Rate, such Swingline Loan shall automatically become a Base Rate Loan on the effective date of any such participation and interest shall become payable on demand.

         (d)      Each Lender's obligation to make a Base Rate Loan pursuant to
Section 2.16(b) or to purchase the participating interests pursuant to Section 2.16(c) shall be absolute and unconditional and shall not be affected by any circumstance, including without limitation (i) any set-off, counterclaim, recoupment, defense or other right that such Lender or any other Person may have or claim against the Swingline Lender, the Borrower or any other Person for any reason whatsoever, (ii) the existence of a Default or an Event of Default or the termination of any Lender's Commitment, (iii) any breach of this Agreement or any other Loan Document by the Borrower, the Administrative Agent or any Lender or (iv) any other circumstance, happening or event whatsoever including, without limitation, the existence (or alleged existence) of any Material Adverse Effect, whether or not similar to any of the foregoing. If such amount is not in fact made available to the Swingline Lender by any Lender, the Swingline Lender shall be entitled to recover such amount on demand from such Lender, together with accrued interest thereon for each day from the date of demand thereof (i) at the Federal Funds Rate until the second Business Day after such demand and (ii) at the Base Rate at all times thereafter. Until such time as such Lender makes its required payment, the Swingline Lender shall be deemed to continue to have outstanding Swingline Loans in the amount of the unpaid participation for all purposes of the Loan Documents. In addition, such Lender shall be deemed to have assigned any and all payments made of principal and interest on its Loans and any other amounts due to it hereunder, to the Swingline Lender to fund the amount of such Lender's participation interest in such Swingline Loans that such Lender failed to fund pursuant to this Section, until such amount has been purchased in full.

                                   ARTICLE III.
                     TAXES, YIELD PROTECTION AND ILLEGALITY

         3.01     TAXES.

         (a) Any and all payments made by the Borrower to or for the account of the Administrative Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto incurred in connection with, or as a direct or indirect result of, any Borrowing or payment on a Borrowing, or other payments made pursuant to this Agreement, excluding, in the case of the Administrative Agent and each Lender, (i) taxes imposed on or measured by its net income, and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which the Administrative Agent or such Lender, as the case may be, is organized or maintains a lending office, and (ii) taxes imposed as a result of a present or former connection between the jurisdiction of the government or taxing authority imposing such tax (or any political subdivision or taxing authority thereof or therein) and the Administrative Agent or any Lender (excluding a connection arising principally as a result of the

Administrative Agent or any Lender having executed, delivered or performed its obligations or received a payment under, or enforced, any Loan Document) (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), the Administrative Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions,
(iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within 30 days after the date of such payment, the Borrower shall furnish to the Administrative Agent (which shall forward the same to such Lender) the original or a certified copy of a receipt evidencing payment thereof or other evidence of payment reasonably satisfactory to the Administrative Agent.

         (b) In addition, the Borrower agrees to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (hereinafter referred to as "Other Taxes").

         (c) If the Borrower shall be required to deduct or pay any Taxes or Other Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender, the Borrower shall also pay to the Administrative Agent (for the account of such Lender) or to such Lender, at the time interest is paid, such additional amount that such Lender specifies as necessary to preserve the after-tax yield (after factoring in all taxes, including taxes imposed on or measured by net income, and all available tax credits) such Lender would have received if such Taxes or Other Taxes had not been imposed.

         (d) The Borrower agrees to indemnify the Administrative Agent and each Lender for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by the Administrative Agent and such Lender, (ii) amounts payable under Section 3.01(c) and (iii) any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. In the event that such Taxes or Other Taxes referred to in clause (iii) shall exceed $100,000, the Lender subject to such Tax or Other Tax shall (x) notify the Borrower of such imposition or assertion and (y) the Borrower, solely at its own expense, may cause such Lender to contest the imposition or assertion of such Tax or Other Tax as to which there exists no reasonable basis. The Borrower shall fully indemnify such Lender for all costs (including any liabilities, penalties, interest and expenses) incurred by such Lender in connection with any such contest to the extent necessary to preserve such Lender's after-tax yield. Nothing contained in this Section (A) obligates the Administrative Agent or any Lender (or any of their respective Affiliates) to disclose to the Borrower any of its tax records or materials relating thereto, (B) shall interfere with the right of the Administrative Agent or any Lender (or any of their respective Affiliates) to arrange its taxation and financial affairs in whatever manner it deems appropriate, or (C) obligates the Administrative Agent or any Lender (or any of their respective Affiliates) to claim relief from taxation on its corporate profits or, subject to clause (y) above, to claim any credits, deductions or other relief otherwise available to it with respect to its tax affairs. Payment under this subsection (d) shall be made within 30 days after the date the Lender or the Administrative Agent makes a demand therefor.

         3.02 ILLEGALITY. If the introduction, interpretation or administration of any Law shall, after the date hereof, make it unlawful, or if any Governmental Authority asserts that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or if any such circumstance materially restricts the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the applicable offshore Dollar market, or to determine or charge interest rates based upon the Eurodollar Rate, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Committed Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period thereof, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans. Upon any such prepayment or conversion, the Borrower shall also pay interest on the amount so prepaid or converted. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

         3.03 INABILITY TO DETERMINE RATES. If the Administrative Agent determines in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof that (a) Dollar deposits are not being offered to banks in the applicable offshore Dollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurodollar Rate for such Eurodollar Rate Loan, or (c) the Eurodollar Rate for such Eurodollar Rate Loan does not adequately and fairly reflect the cost to the Lenders of funding such Eurodollar Rate Loan, the Administrative Agent will promptly, but in any event not later than the first day of the Interest Period related to such Loan (or the conversion or continuation thereof, as the case may be), notify the Borrower and all Lenders. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended until the Administrative Agent revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Committed Borrowing, conversion or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of Base Rate Loans in the amount specified therein.

         3.04 INCREASED COST AND REDUCED RETURN; CAPITAL ADEQUACY RESERVES ON EURODOLLAR RATE LOANS.

         (a) If any Lender determines that as a result of the introduction of or any change in or in the interpretation of any Law (by a Governmental Authority), or such Lender's compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Loans or (as the case may be) issuing or participating in Letters of Credit, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this subsection (a) any such increased costs or reduction in amount resulting from (i) Taxes or Other Taxes (as to which Section
3.01 shall govern), (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or any foreign jurisdiction or any political subdivision of either thereof under the Laws of which such Lender is organized or has its Lending Office, and (iii) reserve requirements contemplated by Section 3.04(c)), then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.

         (b) If any Lender determines that the introduction of any Law regarding capital adequacy or any change therein or in the interpretation thereof, or compliance by such Lender (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender's desired return on capital), then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction.

         (c) The Borrower shall pay to each Lender, as long as such Lender shall be required pursuant to regulations issued by the Board (or any Governmental Authority succeeding to any of its principal functions) to maintain reserves (including, without limitation, any emergency, supplemental, special or other marginal reserves) with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as "Eurocurrency liabilities" under Regulation D of the Board), additional costs on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided that the Borrower shall have received at least 15 days' prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice 15 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 15 days from receipt of such notice.

         3.05 FUNDING LOSSES. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any actual cost or expense incurred by it as a result of:

         (a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

         (b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or

         (c) any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 10.16;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. Notwithstanding the foregoing, the Borrower shall have no obligation to pay any Lender any amount arising under subsection (a) to the extent that such amount exceeds the amount, if any, by which (i) the present value of the additional interest which would have been payable to such Lender if the applicable Loan had not been prematurely continued, converted, paid or prepaid exceeds (ii) the present value of the interest which would have been receivable by such Lender as a result of placing the amount so received by such Lender as a consequence of the continuation, conversion, payment or prepayment of such Loan on deposit in the applicable offshore Dollar interbank market for a term equal to the number of days remaining in the Interest Period related to such Loan. For purposes of calculating the present value of any interest payments referred in the immediately preceding sentence, such interest payments shall be discounted at a rate equal to the sum of (x) the Eurodollar Rate in effect on the date two Business Days prior to the date the Borrower continues, converts, pays or prepays any Loan in the manner described in subsection (a), and (y) the margin listed under the heading "Eurodollar Rate" in the definition of "Applicable Rate." The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing. The foregoing indemnity shall not apply to any special, incidental or consequential damages.

         For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Committed Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the applicable offshore Dollar interbank market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Committed Loan was in fact so funded.

         3.06     MATTERS APPLICABLE TO ALL REQUESTS FOR COMPENSATION.

         (a) A certificate of the Administrative Agent or any Lender claiming compensation under this Article III and setting forth in reasonable detail the basis for computing the additional amount or amounts to be paid to it hereunder shall be provided to the Borrower and shall be conclusive in the absence of manifest error. In determining such amount, the Administrative Agent or such Lender may use any reasonable averaging and attribution methods.

         (b)      Upon any Lender's making a claim for compensation under
Section 3.01 or 3.04, the Borrower may remove or replace such Lender in accordance with Section 10.16.

         3.07 APPLICABILITY TO NEGOTIATED BID LOANS. The terms of Article III shall apply to all Negotiated Bid Loans made by any Lender to the Borrower hereunder, except to the extent otherwise agreed by the Borrower and any such Lender with respect to any such Loan.

         3.08 SURVIVAL. All of the Borrower's obligations (and each Lenders' and the Administrative Agent's obligation of notice) under this Article III shall survive termination of the Commitments and payment in full of all the other Obligations.

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

         3.09     CHANGE IN LENDING OFFICE; LIMITATION ON INCREASED COSTS.

         (a) Each Lender agrees that it will use reasonable efforts to designate an alternate lending office with respect to any of its Loans affected by the matters or circumstances described in Sections 3.01, 3.02, or 3.04 to reduce the liability of the Borrower or avoid the results provided thereunder, so long as such designation is not disadvantageous to such Lender as determined by such Lender in its sole discretion; provided that nothing in this Section
3.09 shall affect or postpone any of the obligations of the Borrower or the right of any Lender provided in such Sections.

         (b) Notwithstanding Section 3.04, the Borrower shall only be obligated to compensate the Lenders for amounts arising under Section 3.04 to the extent such amounts arose during (i) any time or period commencing not more than 6 months prior to the date on which such Lender notifies the Administrative Agent and the Borrower that such Lender proposes to demand compensation under
Section 3.04 and (ii) any time or period during which, because of the unannounced retroactive application of any statute, regulation or other basis, such Lender could not have known that such amount might arise or accrue.

                                   ARTICLE IV.
                    CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

         4.01 CONDITIONS OF INITIAL CREDIT EXTENSION. The obligation of each Lender to make its initial Credit Extension hereunder, and the right of the Borrower to request the making of the initial Competitive Bid Loan, Swingline Loan and Negotiated Bid Loan, are subject to satisfaction of the following conditions precedent(a) Unless waived by all the Lenders (or by the Administrative Agent with respect to immaterial matters or items specified in clause (vii) below with respect to which the Borrower has given assurances satisfactory to the Administrative Agent that such items shall be delivered promptly following the Closing Date), the Administrative Agent's receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the Borrower, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and its legal counsel:

                  (i) executed counterparts of this Agreement, sufficient in number for distribution to the Administrative Agent, each Lender and the Borrower;

                  (ii) Committed Loan Notes executed by the Borrower in favor of each Lender requesting such a Note, each in a principal amount equal to such Lender's Commitment;

                  (iii) Competitive Bid Loan Notes executed by the Borrower in favor of each Lender requesting such a Note;

                  (iv) Negotiated Bid Loan Notes executed by the Borrower in favor of each Lender requesting such a Note;

                  (v) A Swingline Note executed by the Borrower in favor of the Swingline Lender, in the principal amount of the Swingline Commitment;

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

                  (vi) such certificates of resolutions or other action, incumbency certificates and/or other certificates of the Secretary or Assistant Secretary of the Borrower as the Administrative Agent may require to establish the identities of and verify the authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which the Borrower is a party;

                  (vii) such evidence as the Administrative Agent may reasonably require to verify that the Borrower is duly organized or formed, validly existing, in good standing and qualified to engage in business in each jurisdiction (A) in which it is incorporated or has any headquarter function, or (B) in which it has a substantial operating facility; including certified copies of the Borrower's Organization Documents and certificates of good standing and qualification to engage in business;

                  (viii) a certificate signed by a Responsible Officer of the Borrower certifying (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied, (B) that there has been no event or circumstance since the date of the Audited Financial Statements which has or could be reasonably expected to have a Material Adverse Effect; and (C) the current Debt Ratings;

                  (ix) an affirmative opinion of counsel to the Borrower addressing such matters as are set forth in Exhibit F hereto;

                  (x) evidence (A) that all amounts outstanding under the Existing Credit Facility have been repaid, and (B) that the "commitments" of the lenders under the Existing Credit Facility have been or concurrently with the Closing Date are being terminated;

                  (xi) a duly executed Committed Loan Notice for any Advances made on the Closing Date;

                  (xii) a duly executed funds disbursement agreement, if applicable;

                  (xiii) certified copies of all consents, approvals, authorizations, registrations or filings required to be made or obtained by the Borrower in connection with the execution, delivery, performance, validity and enforceability of the Loan Documents, or any of the transactions contemplated thereby, and such consents, approvals, authorizations, registrations, filings and orders shall be in full force and effect and all applicable waiting periods shall have expired and no investigation or inquiry by any Governmental Authority regarding the Loan Documents or the transactions contemplated thereby shall be ongoing;

                  (xiv) certificates of insurance issued on behalf of insurers of the Borrower, describing in reasonable detail the types and amounts of insurance (property and liability) maintained by the Borrower; and

                  (xv) such other assurances, certificates, documents or consents as the Administrative Agent, the L/C Issuer or the Required Lenders reasonably may require.

         (b) Any fees required to be paid on or before the Closing Date in connection herewith shall have been paid.

         (c) Unless waived by the Administrative Agent, the Borrower shall have paid all Attorney Costs of the Administrative Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute the Administrative Agent's reasonable estimates of Attorney Costs incurred or to be incurred by each of them through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

         4.02 CONDITIONS TO ALL CREDIT EXTENSIONS. The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type, or a continuation of Committed Loans as the same Type) is subject to the following conditions precedent:

         (a) The representations and warranties of the Borrower contained in Article V, or which are contained in any document furnished at any time under or in connection herewith, shall be true and correct in all material respects on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date.

         (b) No Default or Event of Default shall exist, or would result from such proposed Credit Extension.

         (c) The Administrative Agent and, if applicable, the L/C Issuer, shall have received a Request for Credit Extension in accordance with the requirements hereof.

         Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type or a continuation of Committed Loans as the same Type) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

                                    ARTICLE V.
                         REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants to the Administrative Agent and the Lenders that:

         5.01 EXISTENCE, QUALIFICATION. The Borrower is a corporation duly incorporated, validly existing and in good standing under the Laws of its jurisdiction of incorporation and is in good standing under the Laws of the State of Florida.

         5.02 AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by the Borrower of each Loan Document are within its corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (a) the Borrower's Organization Documents, (b) any applicable Laws or
(c) any material contractual restriction binding on or affecting the Borrower.

         5.03 GOVERNMENTAL AUTHORIZATION. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or any other Person is required for the due execution, delivery and performance by the Borrower of any Loan Document.

         5.04 BINDING EFFECT. This Agreement is, and each other Loan Document when delivered hereunder will be, the legal, valid and binding obligation of the Borrower enforceable against it in accordance with its respective terms except that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally.

         5.05     FINANCIAL STATEMENTS; NO MATERIAL ADVERSE CHANGE.

         (a) The Audited Financial Statements, copies of which have been furnished to the Lenders, fairly present the consolidated financial condition of the Borrower and its Subsidiaries as of June 27, 2003 and the results of the operations of the Borrower and its Subsidiaries for the fiscal year ended on such date, all in accordance with GAAP consistently applied.

         (b) Since the date of the Audited Financial Statements, there has been no change in such conditions or operations that could reasonably be expected to have a Material Adverse Effect.

         5.06 LITIGATION. Except as set forth on Schedule 5.06, there is no pending or, to the Borrower's knowledge, threatened action, investigation or proceeding affecting the Borrower or any of its Subsidiaries before any court, Governmental Authority or arbitrator which could reasonably be expected to have a Material Adverse Effect.

         5.07 ERISA COMPLIANCE. No Reportable Event has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Single Employer Plan, and each Single Employer Plan has, during this five-year period, complied in all material respects with the applicable provisions of ERISA and the Code. There is no outstanding Lien under ERISA or the Code with respect to any Single Employer Plan. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund the Plans as determined by the Plan's actuary) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan with respect to which there is an outstanding liability, and neither the Borrower nor any Commonly Controlled Entity would become subject to any liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvency. Notwithstanding the foregoing, none of the events, acts or failures to act described in this Section 5.07 shall be deemed to be a breach of a representation or warranty unless it could reasonably be expected to have a Material Adverse Effect.

         5.08 REAL PROPERTY. To the Borrower's knowledge, each of the representations and warranties set forth in paragraphs (a) through (e) of this
Section 5.08 is true and correct with respect to each parcel or real property owned or operated by the Borrower and its Subsidiaries

(the "Properties"), except to the extent that the facts and circumstances giving rise to any such failure to be so true and correct would not reasonably be expected to have a Material Adverse Effect:(a) The Properties do not contain, and have not previously contained, in, on, or under such Properties, including without limitation, the soil and groundwater thereunder, any Hazardous Materials in concentrations which violate Environmental Laws.

         (b) The Properties and all operations and facilities at the Properties are in compliance with all Environmental Laws, and there is no Hazardous Materials contamination or violation of any Environmental Law which could interfere with the continued operation of any of the Properties or impair the fair saleable value of any thereof.

         (c) Neither the Borrower nor any of its Subsidiaries has received any complaint, notice of violation, alleged violation, investigation or advisory action or of potential liability or of potential responsibility regarding environmental protection matters or permit compliance with regard to the Properties, nor is the Borrower aware that any Governmental Authority is contemplating delivery to the Borrower or any of its Subsidiaries of any such notice.

         (d) Hazardous Materials have not been generated, treated, stored, disposed of, at, on or under any of the Properties, nor have any Hazardous Materials been transferred from the Properties to any other location, in either case, in a manner that violates any Environmental Law.

         (e) There are no governmental, administrative actions or judicial proceedings pending or contemplated under any Environmental Laws to which the Borrower or any of its Subsidiaries is or will be named as a party with respect to the Properties, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements, outstanding under any Environmental Law with respect to any of the Properties.

         5.09 MARGIN REGULATIONS; INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT.

         (a) The Borrower is not generally engaged in the business of extending credit or in the business of purchasing or carrying Margin Stock (within the meaning of Regulation U issued by the Board), and the Borrowings hereunder will not be used for the purpose of carrying Margin Stock in a manner which (i) would violate or result in a violation of Regulations T, U or X issued by the Board, or (ii) would constitute a Hostile Acquisition involving Margin Stock.

         (b) None of the Borrower, any Person controlling the Borrower, or any Subsidiary (i) is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, or (ii) is or is required to be registered as an "investment company" under the Investment Company Act of 1940.

         5.10 OUTSTANDING LOANS. The aggregate principal amount of Loans outstanding to the Lenders under the Commitments (including all Competitive Bid Loans, Swingline Loans and Negotiated Bid Loans outstanding thereunder) does not exceed the aggregate amount of the Commitments.

         5.11 TAXES. The Borrower and its Subsidiaries have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except (a) those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP, and (b) those required, levied or imposed by foreign governments if, in the opinion of the board of directors of the Borrower, the filing or payment thereof shall no longer be advantageous to the Borrower or such Subsidiary in the conduct of its business and the failure to so file or pay would not in the aggregate have a Material Adverse Effect. There is no proposed tax assessment against the Borrower or any Subsidiary that would, if made, have a Material Adverse Effect.

         5.12 INTELLECTUAL PROPERTY; LICENSE, ETC.. In all material respects, the Borrower and its Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (together, "IP Rights") that are reasonably necessary for the operation of their respective businesses, without, to the Borrower's knowledge, conflict with the rights of any other Person. Except as specifically disclosed in Schedule 5.12, to the best knowledge of the Borrower as of the Closing Date, (a) no claim or litigation regarding any of the foregoing is pending or threatened and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or proposed, and (b) no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Borrower or any Subsidiary, infringes upon any rights held by any other Person; which, in either case, could reasonably be expected to result in a Material Adverse Effect.

         5.13 DISCLOSURE. No statement, information, report, representation, or warranty made by the Borrower in any Loan Document or furnished to the Administrative Agent or any Lender by or on behalf of the Borrower in connection with any Loan Document contains any untrue statement of material fact or omits any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         5.14 SOLVENCY Immediately following the making of each Borrowing and after giving effect to the application of the proceeds of such Borrowing, the Borrower and its Subsidiaries on a consolidated basis will be Solvent.

                                   ARTICLE VI.
                              AFFIRMATIVE COVENANTS

         So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Borrower shall, unless the Required Lenders shall otherwise consent in writing:

         6.01     REPORTING REQUIREMENTS.

         Deliver to the Administrative Agent (with sufficient copies for distribution to each Lender):

         (a) as soon as available, but in any event within 120 days after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, audited and accompanied by a report and opinion of Ernst & Young LLP or another independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with GAAP and shall not be subject to any qualifications or exceptions as to the scope of the audit nor to any going concern qualification;

         (b) as soon as available, but in any event within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower (commencing with the fiscal quarter ended nearest September 26, 2003), a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income for such fiscal quarter and cash flows for the portion of the Borrower's fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter or portion of the Borrower's fiscal year then ended of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;

         (c) promptly after the sending or filing thereof, copies of all reports which the Borrower sends to any of its security holders, and copies of all reports and registration statements which the Borrower or any Subsidiary files with the Securities and Exchange Commission or any national securities exchange; provided that the Borrower shall not be required to furnish copies of registration statements filed on Form S-8, Form 144 or Forms 3, 4 or 5, or exhibits to the reports and registration statements referred to in this subsection (c);

         (d) promptly after the filing or receiving thereof, copies of all reports and notices which the Borrower, any of its Subsidiaries or any Commonly Controlled Entity files under ERISA with the PBGC or the United States Department of Labor or which the Borrower, any of its Subsidiaries or any Commonly Controlled Entity receives from the PBGC, in each case solely with respect to any Single Employer Plan; provided that the Borrower shall not be required to furnish copies of the reports and notices referred to in this subsection (d) until such time as the aggregate unfunded vested liabilities under all Single Employer Plans (based on those assumptions used to fund such Plans, as determined by the Plans actuary) maintained for employees of the Borrower and any Commonly Controlled Entity and covered by Title IV of ERISA exceed 4.00% of Shareholders' Equity as reflected in the financial statements most recently furnished by the Borrower to the Lenders pursuant to this Section 6.01;

         (e) promptly subsequent to the rendering thereof and, upon a Responsible Officer becoming aware thereof, notice of the rendering against the Borrower or any of its Subsidiaries of any final judgment or order for the payment of money in excess of the Threshold Amount (or its equivalent in another applicable currency), together with a description in reasonable detail of the relevant circumstances and the action which the Borrower proposes to take in response thereto;

         (f) promptly, notice of any Event of Default or any Default hereunder, together with a description in reasonable detail of the relevant circumstances and the action which the Borrower proposes to take in response thereto;

         (g) promptly, (i) of the occurrence of any ERISA Event arising under subsections (c), (d), (e) or (f) of the definition of "ERISA Event" and
(ii) of the occurrence of any other ERISA Event that has resulted or could reasonably be expected to result in a Material Adverse Effect; in each case, together with a description in reasonable detail of the relevant circumstances and the action which the Borrower proposes to take in response thereto;

         (h) promptly, of any announcement by Moody's or S&P of any downgrade or possible downgrade in a Debt Rating; and

         (i) such other information respecting the conditions or operations, financial or otherwise, of the Borrower or any of its Subsidiaries as any Lender, through the Administrative Agent, may from time to time reasonably request.

         Reports required to be delivered pursuant to Sections 6.01(a), (b) or
(c) shall be deemed to have been delivered on the date on which the Borrower posts such reports on the Borrower's website on the Internet at the website address listed on Schedule 10.02 hereof or when such report is posted on the Securities and Exchange Commission's website at www.sec.gov; provided that (x) the Borrower shall deliver paper copies of such reports to the Administrative Agent upon request or to any Lender who requests the Borrower to deliver such paper copies until written request to cease delivering paper copies is given by the Administrative Agent or such Lender, and (y) the Borrower shall, on or before the required delivery date, notify by facsimile or electronic mail (unless requested by such Person to provide paper copies of any such notice) the Administrative Agent and each Lender of the posting of any such reports. The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the reports referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such reports.

         6.02 CORPORATE EXISTENCE. Maintain its corporate existence and good standing in its jurisdiction of incorporation and maintain its qualification as a foreign corporation and good standing in all jurisdictions where the failure to so qualify would have a Material Adverse Effect.

         6.03 COMPLIANCE WITH LAWS, ETC. Comply, and cause each of its Subsidiaries to comply, with all applicable laws, rules, regulations and orders where the failure to so comply would have a Material Adverse Effect, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its property, except to the extent otherwise permitted by Section 6.08.

         6.04 CERTIFICATES. Furnish to the Administrative Agent (in sufficient copies for distribution to each Lender), concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a Compliance Certificate signed by a Responsible Officer (a) stating that, to such Responsible Officer's knowledge, the Borrower during such period has in all material respects observed or performed all of its covenants and other agreements and satisfied every condition contained in this Agreement and in each other Loan Document to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Event of Default except as specified in such certificate, and (b) showing in reasonable detail the calculation supporting such statement in respect of Sections 7.01(q), 7.03 and 7.06.

         6.05 COVENANT TO SECURE NOTES EQUALLY. Without affecting the obligations of the Borrower under Section 7.01, if the Borrower or any of its Subsidiaries shall create, assume, incur or suffer to exist any Lien upon any of their respective property or assets, whether now owned or hereafter acquired, other than Permitted Liens (unless prior written consent to the creation or assumption thereof shall have been obtained from the Required Lenders pursuant to Section 10.01), then the Borrower shall make or cause to be made effective provisions whereby the Obligations shall be secured by such Lien equally and ratably with any and all other Debt or other obligations thereby secured, and such security shall be created and conveyed by documentation satisfactory in scope, form and substance to the Administrative Agent and shall continue in full force and effect until the same is released by the Lenders, for as long as the Debt or other obligations are secured thereby and in any case the Obligations shall have the benefit, to the full extent that the holders may be entitled thereto under applicable law, of an equitable lien on such property or assets equally and ratably securing the Obligations.

         6.06 MAINTENANCE OF PROPERTIES. Maintain all of its property in good repair, working order and condition, reasonable wear and tear excepted, and from time to time to make all proper repairs, renewals or replacements, betterments and improvements thereto so that the business carried on in connection therewith may be properly conducted at all times, and cause its Subsidiaries to do so, except where the failure to maintain, make such repairs, renewals, replacements, betterments or improvements would not, in the aggregate, have a Material Adverse Effect.

         6.07 MAINTENANCE OF INSURANCE. Keep, and cause each of its Subsidiaries to keep, all of its insurable properties insured against loss or damage by theft, fire, smoke, sprinklers, riot and explosion, such insurance to be in such form, in such amount and against such other risks and hazards as are customarily maintained by other Persons operating similar businesses and having similar properties in the same general areas in which the Borrower and its Subsidiaries own property.

         6.08 TAXES AND OTHER CLAIMS. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent,
(a) all tax liabilities, assessments and governmental charges or levies imposed upon it or its properties or assets, and (b) all known lawful claims which, if unpaid, might by law become a Lien upon its property; provided that neither the Borrower nor any of its Subsidiaries shall be required to pay or discharge (x) any such tax, assessment, charge or claim which is being contested in good faith and by proper proceedings and for which adequate reserves have been provided in accordance with GAAP or (y) any such taxes or assessments levied by foreign governments if, in the opinion of the board of directors of the Borrower, payment thereof shall no longer be advantageous to the Borrower or such Subsidiary in the conduct of its business and the failure to so pay would not in the aggregate have a Material Adverse Effect.

         6.09     ENVIRONMENTAL LAWS.

         (a) Comply with, and use commercially reasonable efforts to ensure compliance by all tenants and subtenants, if any, with all Environmental Laws and obtain and comply with and maintain, and ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, registration or permits required by Environmental Laws, and cause each of its Subsidiaries to do so, except to the extent that failure to do so would not be reasonably expected to have a Material Adverse Effect;

         (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply with all lawful orders and directives of all Governmental Authorities respecting Environmental Laws, and cause each of its Subsidiaries to do so except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings would not be reasonably expected to have a Material Adverse Effect; and

         (c) Defend, indemnify and hold harmless the Administrative Agent and each Lender, and their respective employees, agents, officers and directors, from and against any actual and direct claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of or noncompliance with any Environmental Laws applicable to the real property owned or operated by the Borrower or any of its Subsidiaries, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, attorney's and consultant's fees, investigation and laboratory fees, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor; provided that the indemnification provided for by this paragraph shall survive the repayment of the Notes and the termination of the Commitments for a period of five years.

         6.10 BOOKS AND RECORDS. Keep, and cause each of its Material Subsidiaries to keep, proper books of record and account, containing complete and accurate entries of all their respective financial and business transactions.

         6.11 COMPLIANCE WITH ERISA. Do, and cause each of its Commonly Controlled Entities to do, each of the following: (a) maintain each Plan (other than a Multiemployer Plan) in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state law; (b) cause each Plan (other than a Multiemployer Plan) which is qualified under
Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Code; except, in each case, where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

         6.12 VISITATION, INSPECTION, ETC. The Borrower will, and will cause each of its Material Subsidiaries to, permit any representative of the Administrative Agent or the Required Lenders to visit and inspect its properties, to examine its financial books and records and to make copies and take extracts therefrom, and to discuss its affairs, finances and accounts with any of its officers and with its independent certified public accountants, all at such reasonable times and as often as the Administrative Agent or the Required Lenders may reasonably request after reasonable prior notice to the Borrower; provided, however, if an Event of Default has occurred and is continuing, no prior notice shall be required. Notwithstanding anything to the contrary contained in this Section, the right of visitation and inspection shall be subject to reasonable limitations for security related precautions and subject to the confidentiality provisions contained in Section 10.08.

                                   ARTICLE VII.
                               NEGATIVE COVENANTS

         So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Borrower shall not, without the written consent of the Required Lenders:

         7.01 LIENS. Create, assume, incur or suffer to exist, or allow any Subsidiary to create, assume, incur or suffer to exist, except by a Subsidiary in favor of the Borrower or another wholly-owned Subsidiary, any Lien on any of its property or assets or any shares of capital stock or indebtedness of any Subsidiary, whether now owned or hereafter acquired, or assigned, except:

         (a) Liens incurred in connection with the Cash Collateralization of any L/C Obligations;

         (b) Liens for taxes not yet due, or Liens for taxes being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with GAAP;

         (c) Liens in respect of property or assets of the Borrower or any Subsidiary imposed by law, which were incurred in the ordinary course of business, such as carriers', warehousemen's and mechanics' liens and other similar Liens arising in the ordinary course of business and (i) which do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operations of the business of the Borrower or any Subsidiary or (ii) which are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP and which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

         (d)      Liens in existence on the Closing Date and disclosed on
Schedule 7.01 hereto;

         (e) Liens existing prior to the time of acquisition (other than Liens created, assumed or incurred in anticipation of acquisition) upon any property acquired by the Borrower or any Subsidiary through purchase, merger or consolidation or otherwise, if the payment of the indebtedness secured thereby or interest thereon will not become, by assumption or otherwise, a personal obligation of the Borrower or a Subsidiary (other than a Person that becomes a Subsidiary as a result of such acquisition);

         (f) any Lien placed upon property hereafter acquired by the Borrower or any Subsidiary or placed upon any equipment, land, buildings, or other properties purchased or constructed which secures Debt incurred for its purchase or construction; provided that (i) such Lien shall cover only hereafter acquired property or property on which construction occurs, and (ii) any such Lien shall be created within six months of the acquisition of such property; and provided, further, that the amount of Debt secured by any such Lien shall not exceed 100% of the lesser of the fair market value at the time of acquisition or the cost of the encumbered property, equipment, land or building, or construction costs, as the case may be;

         (g) Liens (other than any Lien imposed pursuant to Sections 302 or 4068 of ERISA or Section 412 of the Code) arising by reason of deposits with, or the giving of any form of security to, any governmental agency or any body created or approved by law or governmental regulation, which is required by law or governmental regulation as a condition to the transaction of any business, or the exercise of any privilege or license, or to enable the Borrower or a Subsidiary to maintain self-insurance or to participate in any arrangements established by law to cover any insurance risks or in connection with workmen's compensation, unemployment insurance, old age pensions, social security or similar matters;

         (h) judgment liens securing judgments, none of which individually exceed the Threshold Amount, so long as the finality of any such judgment is being contested in good faith and execution thereon is stayed and adequate reserves have been established in accordance with GAAP;

         (i) easements or similar encumbrances, the existence of which does not impair the use or value of the property subject thereto for the purposes for which it is held or was acquired;

         (j) lessors' and landlords' Liens on fixtures and movable property (other than computer equipment) located on premises leased in the ordinary course of business, so long as the rent secured by said fixtures and movable property is not in default;

         (k) Liens consisting of leases (whether "true" leases or capitalized leases) of computer or other office equipment entered into in the ordinary course of business after the date hereof;

         (l) Liens, pledges or deposits made in connection with Government Contracts insofar as such Liens, pledges or deposits relate to property manufactured, installed, constructed, acquired or to be supplied by, or property furnished to, the Borrower or a Subsidiary pursuant to, or to enable the performance of, such Government Contracts, or property the manufacture, installation, construction or acquisition of which any government or any department or agency thereof finances or guarantees the financing of, pursuant to, or to enable the performance of, such Government Contracts; or deposits or Liens, made pursuant to such Government Contracts, of or upon moneys advanced or paid pursuant to, or in accordance with the provisions of, such Government Contracts, or of or upon any materials or supplies acquired for the purposes of the performance of such Government Contracts; or the assignment or pledge to any Person, to the extent permitted by law, of the right, title and interest of the Borrower or a Subsidiary in and to any Government Contract, or in and to any payments due or to become due thereunder, to secure indebtedness incurred and owing to such Person for funds or other property supplied, constructed or installed for or in connection with the performance by the Borrower or such Subsidiary of its obligations under such Government Contract;

         (m) any mortgage or other Lien in favor of the United States of America or any State thereof, or political subdivision of the United States of America or any State thereof, or any department, agency or instrumentality of the United States of America or any State thereof, or any such political subdivision, to secure Debt incurred for the purpose of financing the acquisition, construction or improvement of all or any part of the property subject to such mortgage or other Lien; provided, that (i) any such Lien shall cover only such acquired property or property on which construction of improvements occurs, and (ii) any such Lien shall be created within six months of the acquisition of or construction or improvement on such property; and provided, further, that (x) the amount of Debt secured by any such Lien shall not exceed 100% of the lesser of the fair market value at the time of acquisition or construction or the cost of the encumbered property, equipment, land or building, as the case may be and (y) the aggregate amount of all Debt and other indebtedness secured by all such Liens shall not exceed $50,000,000 at any time during the term of this Agreement;

         (n) any Lien securing Debt of a Subsidiary outstanding at the time it became a Subsidiary (provided that such Lien was not created in connection with or in contemplation of the acquisition of such Subsidiary), and any other Lien created in connection with the refinancing, renewal or extension of such Debt which is limited to the same property, provided that the amount of the Debt secured by such refinancing, renewal or extension Lien does not exceed the amount of Debt secured by the Lien to be refinanced, renewed or extended and outstanding at the time of such refunding, renewal or extension;

         (o) any Lien created in connection with the refinancing, renewal or extension of any obligations, Debt or claims secured by a Lien of the type described in subsections (d), (e), (f), (g) and (m) above which is limited to the same property; provided that the aggregate amount of the Debt or claims secured by such refinancing, renewal or extension Lien does not exceed the aggregate amount thereof secured by the Lien so refinanced, renewed or extended and outstanding at the time of such refinancing, renewal or extension;

         (p) Liens on accounts receivable, notes, chattel paper and related property subject to a Securitization, provided that the applicable amount of any and all such Securitizations at any time outstanding, shall not at any time exceed the amount of $150,000,000 less any Vendor Finance Investments (other than any Vendor Finance Investments to the extent covered by independent third-party credit insurance as to which the insurer does not dispute coverage) then maintained by the Borrower or its Subsidiaries; and

         (q) any Liens other than Permitted Liens or Liens incurred in connection with a Securitization, provided that the sum of (i) the aggregate amount of Debt and other indebtedness secured by all such Liens permitted under this subsection (q), (ii) the aggregate monetary obligations in respect of transactions permitted pursuant to the proviso of Section 7.03 and (iii)

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

the applicable amount of all Securitizations of the Borrower and its Subsidiaries, shall not at any time exceed 25% of Total Capitalization.

         7.02     MERGER, CONSOLIDATION AND SALE OF ASSETS.

         (a) Merge or consolidate with or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any Person, or permit any of its Material Subsidiaries (or any group of its Subsidiaries which taken as a whole would constitute a Material Subsidiary) to do so, except that any such Subsidiary may merge into or consolidate with or transfer assets to the Borrower or any other such Subsidiary and the Borrower may merge with any other Person provided in each case that, immediately thereafter and giving effect thereto, no event shall have occurred and be continuing which constitutes a Default or an Event of Default and, in the case of any such merger or consolidation to which the Borrower is a party, the Borrower is the surviving corporation.

         (b) Sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of the assets of any line of business or other division of the Borrower or its Subsidiaries, including through a spin-off, reverse spin-off, split-off or similar transaction (each, a "Divestiture"), except that the Borrower or any Subsidiary may undertake any such Divestiture (i) to the Borrower or to any wholly-owned Subsidiary of the Borrower, as applicable, provided that, after the consummation of any such Divestiture, the Borrower shall not distribute any dividend to the shareholders of the Borrower payable in capital stock of such Subsidiary or any successor or assignee Subsidiary to which such assets have subsequently been transferred except in compliance with Section 7.02(b)(ii), and
(ii) to the extent that, after giving effect to any such Divestiture, (A) the aggregate book value of all assets that have been transferred in connection with any and all other Divestitures pursuant to this subsection (b) after the Closing Date does not exceed as of the date of any such Divestiture 20% of Consolidated Total Assets, based on the then-current financial statements delivered by the Borrower pursuant to Section 6.01(a) or (b), and (B) the aggregate book value of all assets that have been transferred in connection with such Divestiture does not exceed, as of the date of such Divestiture, 10% of Consolidated Total Assets, based on the then-current financial statements delivered by the Borrower pursuant to Section 6.01(a) or (b).

         7.03 SALE AND LEASEBACK. Enter into any arrangement for a term exceeding three years with any investor or to which such investor is a party providing for the leasing by the Borrower or any Material Subsidiary of real or personal property which has been or is to be sold or transferred by the Borrower or any Material Subsidiary of the Borrower to such investor or to any Person to whom funds have been or are to be advanced by such investor on the security of such property or rental obligations of the Borrower or any Material Subsidiary; provided that the Borrower or any Material Subsidiary may enter into any such arrangement if the sum of (a) the aggregate monetary obligations in respect of all such transactions, including the proposed sale-leaseback transaction, plus
(b) the aggregate amount of Debt secured by any Liens permitted by Section 7.01(q), plus (c) the applicable amount of all Securitizations of the Borrower and all of its Subsidiaries, shall not exceed 25% of Total Capitalization.

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

         7.04 CERTAIN INVESTMENTS. Make or maintain any Vendor Finance Investments (other than Vendor Finance Investments to the extent covered by independent third-party credit insurance as to which the insurer does not dispute coverage) that exceed in the aggregate, together with all other Vendor Finance Investments then outstanding $150,000,000 less the aggregate applicable amount of all Securitizations of the Borrower and its Subsidiaries at any time outstanding.

         7.05 USE OF PROCEEDS. Use, or allow any Subsidiary to use, directly or indirectly, the proceeds of any Loan or any L/C Borrowing for purposes of undertaking or accomplishing a Hostile Acquisition or for any purpose in contravention of applicable Laws.

         7.06     FINANCIAL COVENANTS.

         (a) Consolidated Tangible Net Worth. Permit Consolidated Tangible Net Worth as of the last day of any fiscal quarter of the Borrower to be less than the sum of (i) 85% of the Consolidated Tangible Net Worth as at June 27, 2003, plus (ii) 50% of cumulative positive Consolidated Net Income accrued since the end of such fiscal quarter, commencing with the fiscal quarter ending September 26, 2003 plus (iii) 100% of the net proceeds from any issuance and sale of capital stock (excluding upon conversion of convertible debt securities or exercise of employee stock options).

         (b) Interest Coverage Ratio. Permit the ratio of Consolidated EBITDA to Consolidated Interest Charges to be less than 3.00:1.00. The Borrower's compliance with this requirement shall be calculated on a rolling four-quarter basis, measured on the last day of each fiscal quarter commencing with the fiscal quarter ending January 2, 2004.

         (c) Consolidated Total Indebtedness to Consolidated EBITDA. Permit the ratio of Consolidated Total Indebtedness to Consolidated EBITDA to be greater than 3.00:1.00. The Borrower's compliance with this requirement shall be calculated on a rolling four-quarter basis; measured on the last day of each fiscal quarter commencing with the fiscal quarter ending January 2, 2004.

         7.07 RESTRICTIVE AGREEMENTS. The Borrower will not, and will not permit any Material Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement that prohibits, restricts or imposes any condition upon the ability of any Material Subsidiary to pay dividends or other distributions with respect to its common stock, to make or repay loans or advances to the Borrower or any other Subsidiary or to transfer any of its property or assets to the Borrower or any Subsidiary of the Borrower; provided, that (i) the foregoing shall not apply to restrictions or conditions imposed by law or by this Agreement or any other Loan Document and (ii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Material Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is sold and such sale is not prohibited hereunder.

         7.08 HEDGING TRANSACTIONS. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any Hedging Arrangement, other than Hedging Arrangements entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower or any

Subsidiary is exposed in the conduct of its business or the management of its liabilities. Solely for the avoidance of doubt, the Borrower acknowledges that a Hedging Arrangement entered into for speculative purposes or of a speculative nature (which shall be deemed to include any Hedging Arrangement under which the Borrower or any of the Subsidiaries is or may become obliged to make any payment
(i) in connection with the purchase by any third party of any common stock or any Debt or (ii) as a result of changes in the market value of any common stock or any Debt; but excluding any Hedging Arrangement tied to the market value of any common stock, equity security or any Debt if the Borrower holds an investment in such common stock, equity security or Debt at the time the Hedging Arrangement is executed) is not a Hedging Arrangement entered into in the ordinary course of business to hedge or mitigate risks.

                                 ARTICLE VIII.
                         EVENTS OF DEFAULT AND REMEDIES

         8.01 EVENTS OF DEFAULT. If any of the following events ("Events of Default") shall occur and be continuing:

         (a) Non-Payment. The Borrower shall fail to pay (i) any amount of principal of any Loan when due; (ii) any interest on any Loan when due and such failure shall remain unremedied for five days; or (iii) within ten days after the same becomes due and the Borrower shall have received written notice thereof from the Administrative Agent or any Lender, any other amount payable hereunder or under any other Loan Document; or

         (b)      Specific Covenants.

                  (i) The Borrower shall have failed to perform or observe any term, covenant or agreement contained in any of Sections 6.01(f), 6.02, 6.05, 7.02, 7.05 or 7.06; or

                  (ii) The Borrower shall have failed to perform or observe any term, covenant or agreement contained in any of Sections 6.01(a) or
         (b), 6.04, 7.01, 7.03 or 7.04 and such failure continues for 30 days after a Responsible Officer of the Borrower becomes aware or, through the exercise of reasonable diligence, should become aware of such failure; or

         (c) Other Defaults. The Borrower shall have failed to perform or observe any other covenant or agreement (not specified in subsection (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after written notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender; or

         (d) Representations and Warranties. Any representation or warranty made or deemed made by the Borrower herein or by the Borrower (or any of its officers) in connection with this Agreement or any other Loan Document shall prove to have been incorrect in any material respect when made or deemed made; or

         (e)      Payment of Debt. The Borrower or any of its Subsidiaries shall
(i) fail to make any principal payment on account of any Debt (excluding Debt evidenced by the Notes) or Hedging Arrangement of the Borrower or such Subsidiary (as the case may be) having an outstanding principal amount (or notional amount in the case of a Hedging Arrangement) individually or in the aggregate that exceeds $50,000,000 (including any interest or premium thereon), when due (whether at scheduled maturity, upon required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt or Hedging Arrangement, or (ii) fail to perform or observe any term, covenant or condition on its part to be performed or observed under any agreement or instrument relating to any such Debt (but not including Hedging Arrangements) when required to be performed or observed, and such failure shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt that aggregates to more than $50,000,000 shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment and other than as a consequence of the sale, pledge or other disposition by the Borrower of Margin Stock), prior to the stated maturity thereof; or

         (f) Insolvency Proceedings, Etc. (i) The Borrower or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the Borrower or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period in excess of 60 days; or (iii) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clauses (i), (ii), or (iii) above; or (v) the Borrower or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

         (g) Judgments. A final judgment or order known to the Borrower for the payment of money in excess of $50,000,000, or its equivalent in another applicable currency, (exclusive of the amount thereof covered by insurance, provided that the insurance carrier has acknowledged coverage) shall be rendered against the Borrower or any of its Subsidiaries and not paid and either (i) enforcement proceedings shall have been commenced upon such judgment or order and such proceedings are not being contested in good faith or (ii) a stay of enforcement of such judgment or order or similar relief, by reason of a pending appeal or otherwise, shall not be in effect with respect to such judgment or order for any period of 30 consecutive days; provided that the circumstances described in clause (i) or (ii) above, as to such a judgment or order which is rendered by any foreign Governmental Authority in an amount not exceeding the Dollar equivalent of $100,000,000 and which has not been confirmed in any way by any Governmental Authority in the United States shall not give rise to any Event of Default under this

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subsection (g) if the Lenders shall have been furnished (promptly after the
Borrower shall have knowledge of the commencement of any such proceedings or any such 30 day period and promptly upon obtaining knowledge of any material change in such circumstances) with a copy (certified by a Responsible Officer of the Borrower) of a resolution adopted by the board of directors or the executive committee of the board of directors of the Borrower to the effect that, having considered the advice of counsel, it has been determined to be in the best interests of the Borrower to permit such circumstances to exist and directing the appropriate officers of the Borrower to notify the Lenders of all material developments relating to such judgment or order (including any significant modification of such determination); or

         (h) ERISA. (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Single Employer Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Single Employer Plan, (iii) a Reportable Event shall occur with respect to any Single Employer Plan, or proceedings shall commence to have any Single Employer Plan terminated or to have a trustee appointed, or a trustee shall be appointed, to administer any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Administrative Agent, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate in a "distress termination" (as defined in Section 4041(e) of ERISA), (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Administrative Agent is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist, with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could subject the Borrower or any of its Subsidiaries to any tax, penalty or other liabilities in the aggregate in excess of $50,000,000; or

         (i) Invalidity of Loan Documents. Any Loan Document, at any time after its execution and delivery and for any reason other than the agreement of all the Lenders or satisfaction in full of all the Obligations, ceases to be in full force and effect, or is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable in any respect; or the Borrower denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or

         (j)      Change of Control. There occurs any Change of Control;

then, and in every such event (other than an event with respect to the Borrower described in subsection (f) above), and at any time thereafter during the continuance of such event, the Administrative Agent, at the request of the Required Lenders, shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated; (ii) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; (iii) require that

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the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and (iv) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law; provided, however, that upon the occurrence of any event specified in subsection (f) above with respect to the Borrower or any Material Subsidiary, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

                                  ARTICLE IX.
                              ADMINISTRATIVE AGENT

         9.01     APPOINTMENT AND AUTHORIZATION OF ADMINISTRATIVE AGENT.

         (a) Each Lender hereby irrevocably (subject to Section 9.09) appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

         (b) The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith until such time (and except for so long) as the Administrative Agent may agree at the request of the Required Lenders to act for the L/C Issuer with respect thereto; provided, however, that the L/C Issuer shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Administrative Agent" as used in this Article IX included the L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the L/C Issuer.

         9.02 DELEGATION OF DUTIES. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts

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concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

         9.03 LIABILITY OF ADMINISTRATIVE AGENT. No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by the Borrower or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower or any of its Affiliates.

         9.04     RELIANCE BY ADMINISTRATIVE AGENT.

         (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders or all the Lenders, if required hereunder, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and participants. Where this Agreement expressly permits or prohibits an action unless the Required Lenders otherwise determine, the Administrative Agent shall, and in all other instances, the Administrative Agent may, but shall not be required to, initiate any solicitation for the consent or a vote of the Lenders.

         (b) For purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Administrative Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender.

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         9.05     NOTICE OF DEFAULT. The Administrative Agent shall not be
deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default or Event of Default as may be directed by the Required Lenders in accordance with
Article VIII; provided, however, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.

         9.06 CREDIT DECISION; DISCLOSURE OF INFORMATION BY ADMINISTRATIVE AGENT. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by the Administrative Agent hereinafter taken, including any consent to and acceptance of any assignment or review of the affairs of the Borrower or any of its Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and its respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrower or any of its respective Affiliates which may come into the possession of any Agent-Related Person.

         9.07 INDEMNIFICATION OF ADMINISTRATIVE AGENT. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of the Borrower and without limiting the obligation of the Borrower to do
so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting from such Person's gross negligence or willful misconduct; provided, further, however, that no action taken in accordance with the directions of

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the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section shall survive termination of the Commitments, the payment of all Obligations hereunder and the resignation or replacement of the Administrative Agent.

         9.08 ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY. SunTrust Bank and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Borrower and its respective Affiliates as though SunTrust Bank were not the Administrative Agent or the L/C Issuer hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, SunTrust Bank or its Affiliates may receive information regarding the Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Borrower or any such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, SunTrust Bank shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent or the L/C Issuer, and the terms "Lender" and "Lenders" include SunTrust Bank in its individual capacity.

         9.09 SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may, and at the request of the Required Lenders shall, resign as Administrative Agent upon 30 days' notice to the Lenders. If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders, the appointment of which successor administrative agent shall be subject to the consent of the Borrower at all times other than during the existence of an Event of Default (which consent of the Borrower shall not be unreasonably withheld or delayed). If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrower, a successor administrative agent from among the Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor administrative agent and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article IX and Sections 10.03 and
10.13 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder

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

until such time, if any, as the Required Lenders appoint a successor agent as provided for above. Notwithstanding the foregoing, however, if, at any time, the Administrative Agent and the L/C Issuer shall be the same Person or Affiliates, such Administrative Agent may not be removed as Administrative Agent at the request of the Required Lenders unless such Administrative Agent shall also simultaneously be replaced and fully released as "L/C Issuer" hereunder pursuant to documentation in form and substance reasonably satisfactory to such Administrative Agent.

         9.10 OTHER AGENTS; LEAD MANAGERS. None of the Lenders identified on the facing page or signature pages of this Agreement as a "co-syndication agent" or "co-documentation agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

                                   ARTICLE X.
                                  MISCELLANEOUS

         10.01 AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall, unless in writing and signed by each of the Lenders directly affected thereby and by the Borrower, do any of the following:

         (a) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.01);

         (b) postpone any date fixed by this Agreement or any other Loan Document for any payment or mandatory prepayment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

         (c) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iii) of the proviso below) any fees or other amounts payable hereunder or under any other Loan Document; provided, however, that only the consent of the Required Lenders and the Borrower shall be necessary to amend the definition of "Default Rate" or to waive any obligation of the Borrower to pay interest at the Default Rate;

         (d) change the percentage of the Aggregate Commitments or of the aggregate unpaid principal amount of the Loans and L/C Obligations which is required for the Lenders or any of them to take any action hereunder;

         (e) change the Pro Rata Share or Voting Percentage of any Lender (except for any such change resulting from Section 3.06(b)); or

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         (f)      amend this Section, or Section 2.14, or any provision herein providing for consent or other action by all the Lenders;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Required Lenders or all the Lenders, as the case may be, affect the rights or duties of the L/C Issuer under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Required Lenders or all the Lenders, as the case may be, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Swingline Lender in addition to the Required Lenders or all the Lenders, as the case may be, affect the rights or duties of the Swingline Lender under this Agreement or any Swingline Loan made or to be made by it; and (iv) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the respective parties thereto. Notwithstanding anything to the contrary herein, any Lender that has failed to fund any portion of the Committed Loans or participations in L/C Obligations required to be funded by it hereunder shall not have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Pro Rata Share of such Lender may not be increased (except for any such increase resulting from Section 3.06(b)) without the consent of such Lender.

         10.02 NOTICES AND OTHER COMMUNICATIONS; FACSIMILE COPIES GENERAL. Unless otherwise expressly provided herein, all notices, requests, demands, consents and other communications provided for hereunder shall be in writing (including by facsimile transmission) and mailed, faxed or delivered, to the address, facsimile number or (subject to subsection (c) below) electronic mail address specified for notices on Schedule 10.02; or, in the case of the Borrower, the Administrative Agent or the L/C Issuer, to such other address as shall be designated by such party in a notice to the other parties, and in the case of any other party, to such other address as shall be designated by such party in a notice to the Borrower, the Administrative Agent and the L/C Issuer. All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the intended recipient and
(ii) (A) if delivered by hand or by courier, when signed for by the intended recipient; (B) if delivered by mail, four Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of subsection (c) below), when delivered; provided, however, that notices and other communications to the Administrative Agent and the L/C Issuer pursuant to Article II shall not be effective until actually received by such Person. Any notice or other communication permitted to be given, made or confirmed by telephone hereunder shall be given, made or confirmed by means of a telephone call to the intended recipient at the number specified on Schedule 10.02, it being understood and agreed that a voicemail message shall in no event be effective as a notice, communication or confirmation hereunder.

         (a) Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually-signed originals and shall be binding on the Borrower, the Administrative Agent and the Lenders. The

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Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

         (b) Limited Use of Electronic Mail. Electronic mail and internet and intranet websites may be used only to distribute routine communications, such as financial statements and other information, and to distribute Loan Documents for execution by the parties thereto, and may not be used for any other purpose.

         (c) Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

         10.03 NO WAIVER; CUMULATIVE REMEDIES. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein or therein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

         10.04 ATTORNEY COSTS, EXPENSES AND TAXES. The Borrower agrees (a) to pay or reimburse the Administrative Agent for all reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation, negotiation and execution of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs, and (b) to pay or reimburse the Administrative Agent and each Lender for all out-of-pocket costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or the other Loan Documents (including all such non-duplicative costs and expenses incurred during any "workout" or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including all Attorney Costs. The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by the Administrative Agent and the cost of independent public accountants and other outside experts retained by the Administrative Agent or any Lender. The Borrower shall not be required to pay the fees and expenses of more than one counsel for the Administrative Agent or any Lender under clause (b) of this section unless the employment of separate counsel has been authorized by the Borrower (such authorization not to be unreasonably withheld or delayed).

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The agreements in this Section 10.04 shall survive the termination of the
Commitments and repayment of all other Obligations.

         10.05    INDEMNIFICATION BY THE BORROWER.

         (a) Whether or not the transactions contemplated hereby are consummated, the Borrower agrees to indemnify, save and hold harmless each Agent-Related Person, each Lender and their respective Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the "Indemnitees") from and against: (a) any and all claims, demands, actions or causes of action that are asserted against any Indemnitee by any Person (other than the Administrative Agent or any Lender) relating directly or indirectly to a claim, demand, action or cause of action that such Person asserts or may assert against the Borrower, any of its Affiliates or any of their respective officers or directors; (b) any and all claims, demands, actions or causes of action that may at any time (including at any time following repayment of the Obligations and the resignation or removal of the Administrative Agent or the replacement of any Lender) be asserted or imposed against any Indemnitee, arising out of or relating to, the Loan Documents, the Commitments or the use or contemplated use of the proceeds of any Credit Extension; (c) any administrative or investigative proceeding by any Governmental Authority arising out of or related to a claim, demand, action or cause of action described in subsection
(a) or (b) above; and (d) any and all liabilities (including liabilities under indemnities), losses, costs or expenses (including Attorney Costs) that any Indemnitee suffers or incurs as a result of the assertion of any foregoing claim, demand, action, cause of action or proceeding, or as a result of the preparation of any defense in connection with any foregoing claim, demand, action, cause of action or proceeding, in all cases, whether or not arising out of the negligence of an Indemnitee, and whether or not an Indemnitee is a party to such claim, demand, action, cause of action or proceeding (all the foregoing, collectively, the "Indemnified Liabilities"); provided that no Indemnitee shall be entitled to indemnification for any claim caused by its own gross negligence or willful misconduct or for any loss or Indemnified Liabilities asserted against it by another Indemnitee. The agreements in this Section 10.05 shall survive the termination of the Commitments and repayment of all other Obligations. In no case shall the Borrower be required to indemnify an Indemnitee in respect of any indirect or special or consequential damages, except to the extent any such damages are paid or payable by an Indemnitee to a third party.

         (b) The Administrative Agent and each Lender agree that if any investigation, litigation, suit, action, or proceeding is asserted or threatened in writing or instituted against it or any other Indemnitee, or any remedial, removal or response action is requested of it or any other Indemnitee for which the Administrative Agent or any Lender may desire indemnity or defense hereunder, the Administrative Agent or such Lender shall, to the extent permitted or practicable, promptly notify the Borrower thereof in writing; provided that any failure on the part of the Administrative Agent or any Lender to provide such notice shall not be deemed a waiver of the rights of the Administrative Agent or any such Lender to seek indemnity from the Borrower in respect of any such investigation, litigation, suit, proceeding or action. The Borrower shall not be required to pay the fees and expenses of more than one counsel for the Indemnitees in respect of any single action, suit or proceeding unless the employment of separate counsel has been authorized by the Borrower (such authorization not to be unreasonably withheld or delayed, provided that such authorization shall be deemed to have been given during the existence of a Default or Event of Default), or unless any Indemnitee is advised by its counsel that there may be

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defenses available to it which are not available to the other Indemnitees or that there is a reasonable likelihood of a conflict between its interests and those of the other Indemnitees.

         10.06 PAYMENTS SET ASIDE. To the extent that the Borrower makes a payment to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then
(a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

         10.07    SUCCESSORS AND ASSIGNS.

         (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

         (b) Any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations or Swingline Loans at the time owing to it); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent, shall not be less than $5,000,000 in the case of any assignment of a Commitment unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed), (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to rights in respect of outstanding Competitive Bid Loans or Negotiated Bid Loans and (iii) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and

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recordation fee of $3,500. Subject to acceptance and recording thereof by the
Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Acceptance, the Eligible Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 10.04 and 10.05). Upon request, the Borrower (at its expense) shall execute and deliver new or replacement Notes to the assigning Lender and the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection (b) of this Section shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section. Upon its receipt of a duly executed Assignment and Acceptance, the Administrative Agent shall notify the Borrower and the Lenders of the effective date thereof.

         (c) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent's Office a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

         (d) Any Lender may, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to one or more banks or other entities that are in the business of making and/or investing in commercial loans (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including such Lender's participations in L/C Obligations owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification that would (i) postpone any date upon which any payment of money is scheduled to be paid to such Participant or (ii) reduce the principal, interest, fees or other amounts payable to such Participant. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the

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extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender, provided such Participant agrees to be subject to Section 2.14 as though it were a Lender.

         (e) A Participant shall not be entitled to receive any greater payment under this Agreement than the Lenders would have been entitled to receive under similar circumstances, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Sections 3.09 and 10.15 as though it were a Lender.

         (f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Notes, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

         (g) If the consent of the Borrower to an assignment or to an Eligible Assignee is required hereunder (including a consent to an assignment which does not meet the minimum assignment threshold specified in clause (i) of the proviso to the first sentence of Section 10.07(b)), the Borrower shall be deemed to have given its consent ten Business Days after the date notice thereof has been delivered by the assigning Lender (through the Administrative Agent) unless such consent is expressly refused by the Borrower prior to such tenth Business Day.

         (h) As used herein, the following terms have the following meanings:

                  "Eligible Assignee" means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural Person) approved by the Administrative Agent, in the case of any assignment of a Committed Loan, the L/C Issuer, and, unless (x) such Person is taking delivery of an assignment in connection with physical settlement of a credit derivatives transaction or (y) an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed).

                  "Fund" means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

                  "Approved Fund" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

         (i) Notwithstanding anything to the contrary contained herein, if at any time SunTrust Bank assigns all of its Commitment and Loans pursuant to subsection (b) above, SunTrust Bank may, upon 30 days' notice to the Borrower and the Lenders, resign as L/C Issuer and Swingline Lender. In the event of any such resignation as L/C Issuer or Swingline Lender, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer and Swingline Lender hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of SunTrust Bank as L/C Issuer and Swingline Lender. SunTrust Bank shall retain all the rights and obligations of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Committed Loans or fund participations in Unreimbursed Amounts pursuant to Section 2.05(c)).

         10.08 CONFIDENTIALITY. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any regulatory authority; (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) as is required in the good faith view of the Administrative Agent or the Lenders, in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty's or prospective counterparty's professional advisor) to any credit derivative transaction relating to obligations of the Borrower; (g) with the consent of the Borrower; (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower; or (i) to the National Association of Insurance Commissioners or any other similar organization or any nationally recognized rating agency that requires access to information about a Lender's or its Affiliates' investment portfolio in connection with ratings issued with respect to such Lender or its Affiliates. For the purposes of this Section, "Information" means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified in writing at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Notwithstanding anything herein to the contrary, any party to this Agreement (and any employee, representative, or other agent of any party to this Agreement) may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure; provided, however, that no party hereto (nor any employee, representative or other agent of any party) may disclose any other information that is not relevant to understanding the tax treatment and tax structure of the transactions contemplated by this Agreement or any other information to the extent that such disclosure would result in a violation of any federal or state securities laws; and provided, further, that, any such information relating to the tax treatment or tax structure is required to be kept confidential to the extent necessary to comply with any applicable federal or state securities laws.

         10.09 SET-OFF. In addition to any rights and remedies of the Lenders provided by law, upon the occurrence and during the continuance of any Event of Default, each Lender is authorized at any time and from time to time, without prior notice to the Borrower, any such notice being waived by the Borrower to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, but excluding payroll deposits and deposits held in a bona fide custodial or fiduciary capacity for Persons not Affiliates of the Borrower) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the Borrower against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

         10.10 INTEREST RATE LIMITATION. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the "Maximum Rate"). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations.

         10.11 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         10.12 INTEGRATION. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

         10.13 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or Event of Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

         10.14 SEVERABILITY. Any provision of this Agreement and the other Loan Documents to which the Borrower is a party that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         10.15 FOREIGN LENDERS. Each Lender that is a "foreign corporation, partnership or trust" within the meaning of the Code (a "Foreign Lender") shall deliver to the Administrative Agent, prior to receipt of any payment subject to withholding under the Code (or after accepting an assignment of an interest herein), two duly signed completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Person and entitling it to an exemption from withholding tax on all payments to be made to such Person by the Borrower pursuant to this Agreement) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Person by the Borrower pursuant to this Agreement) or such other evidence satisfactory to the Borrower and the Administrative Agent that such Person is entitled to an exemption from U.S. withholding tax. Thereafter and from time to time, each such Person shall (a) promptly submit to the Administrative Agent and, at its request, the Borrower, such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to the Borrower and the Administrative Agent of any available exemption from United States withholding taxes in respect of all payments to be made to such Person by the Borrower pursuant to this Agreement, (b) promptly notify the Administrative Agent and the Borrower of any change in circumstances which would modify or render invalid any claimed exemption, and (c) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws that the Borrower make any deduction or withholding for taxes from amounts payable to such Person. If such Person fails to deliver the above forms or other documentation, then the Administrative Agent may withhold from any interest payment to such Person an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction. If any Governmental Authority asserts that the Administrative Agent did not properly withhold any tax or other amount from payments made in respect of such Person, such Person shall indemnify the Administrative Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, and costs and expenses (including Attorney

Costs) of the Administrative Agent. The obligation of the Lenders under this Section shall survive the payment of all Obligations and the resignation or replacement of the Administrative Agent.

         10.16    REMOVAL AND REPLACEMENT OF LENDERS.

         (a) Under any circumstances set forth herein providing that the Borrower shall have the right to remove or replace a Lender as a party to this Agreement, the Borrower may, upon notice to such Lender and the Administrative Agent, (i) remove such Lender by terminating such Lender's Commitment or (ii) replace such Lender by causing such Lender to assign its Commitment (without payment of any assignment fee) pursuant to Section 10.07(b) to one or more other Lenders or Eligible Assignees procured by the Borrower; provided, however, that if the Borrower elects to exercise such right with respect to any Lender pursuant to Section 3.06(b), it shall be obligated to remove or replace, as the case may be, all Lenders that have made similar requests for compensation pursuant to Section 3.01 or 3.04. The Borrower shall (x) pay in full all principal, interest, fees and other amounts owing to such Lender through the date of termination or assignment (including any amounts payable pursuant to Section 3.05), (y) provide appropriate assurances and indemnities (which may include letters of credit) to the L/C Issuer as it may reasonably require with respect to any continuing obligation to purchase participation interests in any L/C Obligations then outstanding, and (z) release such Lender from its obligations under the Loan Documents. Any Lender being replaced shall execute and deliver an Assignment and Acceptance with respect to such Lender's Commitment and outstanding Credit Extensions. The Administrative Agent shall distribute an amended Schedule 2.01, which shall be deemed incorporated into this Agreement, to reflect changes in the identities of the Lenders and adjustments of their respective Commitments and Pro Rata Shares resulting from any such removal or replacement.

         (b) In order to make all the Lenders' interests in any outstanding Credit Extensions ratable in accordance with any revised Pro Rata Shares after giving effect to the removal or replacement of a Lender, the Borrower shall pay or prepay, if necessary, on the effective date thereof, all outstanding Committed Loans of all Lenders, together with any amounts due under Section
3.05. The Borrower may then request Committed Loans from the Lenders in accordance with their revised Pro Rata Shares. The Borrower may net any payments required hereunder against any funds being provided by any Lender or Eligible Assignee replacing a terminating Lender. The effect for purposes of this Agreement shall be the same as if separate transfers of funds had been made with respect thereto.

         (c) This Section shall supersede any provision in Section 10.01 to the contrary.

         10.17    GOVERNING LAW.

         (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT THE ADMINISTRATIVE AGENT AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

         (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN, CITY OF NEW YORK, OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE (WHICH IF NOT MADE BY PERSONAL SERVICE SHALL ALSO BE COPIED TO THE BORROWER AT ITS ADDRESS SET FORTH IN SCHEDULE 10.02.

         10.18 WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

         10.19 WAIVER OF RIGHT TO CONSEQUENTIAL DAMAGES. Except as specifically permitted pursuant to Section 10.05, to the extent permitted by applicable law, each party to this Agreement shall not assert, and hereby waives, any claim against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to actual or direct damages) arising out of, in connection with or as a result of, this Agreement or any agreement or instrument contemplated hereby, the transactions contemplated therein, any Loan or any Letter of Credit or the use of proceeds thereof.

         10.20 ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                    HARRIS CORPORATION, as Borrower*

                                    By: /s/ Howard L. Lance
                                        -------------------------------
                                    Name:  Howard L. Lance
                                    Title: Chairman, President and
                                            Chief Executive Officer

                                    By: /s/ D. S. Wasserman
                                        -------------------------------
                                    Name:  David S. Wasserman
                                    Title: Vice President - Treasurer

* The signatures of two authorized officers are required

                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                    SUNTRUST BANK, as Administrative
                                    Agent, L/C Issuer and a Lender

                                    By: /s/ David W. Penter
                                        -------------------------------
                                    Name:  David W. Penter
                                    Title: Director

                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                   CITIBANK, N.A., as a Lender

                                   By: /s/ Julio Ojea Quintana
                                       --------------------------------
                                   Name:  JULIO OJEA QUINTANA
                                   Title: Director Global Media & Communications
                                          388 Greenwich Street, 21st Floor
                                                 (212) 816-8497

                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                    BANK OF AMERICA, N.A., as a Lender

                                    By: /s/ Kevin McMahon
                                        -------------------------------
                                    Name:  Kevin McMahon
                                    Title: Managing Director

                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                    FLEET NATIONAL BANK, as a Lender

                                    By: /s/ John B. Desmond
                                        -------------------------------
                                    Name:  John B. Desmond
                                    Title: Director

                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                              WACHOVIA BANK, N.A., as a Lender

                                              By: /s/: Robert Sevin
                                                  -----------------------------
                                              Name: Robert Sevin
                                              Title: Director

                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                              HSBC BANK USA, as a Lender

                                              By: /s/: Guy. R. Nudd
                                                  ------------------------------
                                              Name: Guy. R. Nudd
                                              Title: Vice President

                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                              SOCIETE GENERALE,
                                              as a Lender

                                              By: /s/: ERIC E.O.Siebert, JR.
                                                  ------------------------------
                                              Name: ERIC E.O.SIEBERT JR.
                                              Title: MANAGING DIRECTOR

                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                    THE BANK OF NEW YORK, as a Lender

                                    By: /s/ David C. Siegel
                                        -------------------------------
                                    Name:  DAVID C. SIEGEL
                                    Title: Vice President

                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                THE BANK OF NOVA SCOTIA, as a Lender

                                    By: /s/ Kemp Leonard
                                        -------------------------------
                                    Name:  Kemp Leonard
                                    Title: Director

                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                              THE NORTHERN TRUST COMPANY, as a
                                              Lender

                                              By: /s/: John E.Burda
                                                  ------------------------------
                                              Name:  John E.Burda
                                              Title: Vice President

                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                                                       EXHIBIT A


                          FORM OF COMMITTED LOAN NOTICE

                                                        DATE: ___________, _____


To: SunTrust Bank, as Administrative Agent

Ladies and Gentlemen:

         Reference is made to that certain Revolving Credit Agreement, dated as of October __, 2003 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among Harris Corporation, a Delaware corporation (the "Borrower"), the Lenders from time to time party thereto and SunTrust Bank, as Administrative Agent, L/C Issuer and Swingline Lender.

         The undersigned hereby requests (select one):

         [ ]  A Borrowing of Committed Loans  [ ]  A conversion or continuation of Loans

         1.       On _____________________ (a Business Day).

         2.       In the principal amount of $___________________.

                  Comprised of ____________________________.
                               [TYPE OF COMMITTED LOAN REQUESTED]

         4.       For Eurodollar Rate Loans:  with an Interest
                  Period of _______ months.

         5. If applicable, the Committed Loan from which the requested Committed Loan will be converted or continued: _____________

         6. The Borrower requests that the proceeds of the Committed Borrowing requested hereby be wire transferred to the accounts of the following Persons at the financial institutions indicated below:

            AMOUNT                         NAME                        ACCOUNT                      ADDRESS
-------------------------------------------------------------------------------------------------------------------
         [----------]                  [----------]                 [----------]                 [----------]
-------------------------------------------------------------------------------------------------------------------

         The Committed Borrowing requested herein complies with the proviso to the first sentence of Section 2.01 of the Agreement. Other than in connection with a conversion or continuation of Loans, the undersigned hereby certifies that the following statements are and will be true and correct on the date of the Credit Extension requested above, both before and after giving effect to the Credit Extension requested above:

         (a) The representations and warranties made by the Borrower in the Agreement, or which are contained in any certificate, document or financial or other statement furnished at any time under or in connection therewith, are and will be true and correct in all material respects on and as of the date of the Credit Extension requested above, except to the extent that such representations and warranties specifically refer to any earlier date; and

         (b) no Default or Event of Default has occurred and is continuing on the date hereof or after giving effect to the Credit Extension requested above.

                                        HARRIS CORPORATION, as Borrower



                                        By:____________________________________

                                        Name:__________________________________

                                        Title:_________________________________

                                                                     EXHIBIT B-1


                         FORM OF COMPETITIVE BID REQUEST

To:      SunTrust Bank, as Administrative Agent

Ladies and Gentlemen:

         Reference is made to that certain Revolving Credit Agreement, dated as of October __, 2003 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among Harris Corporation, a Delaware corporation (the "Borrower"), the Lenders from time to time party thereto and SunTrust Bank, as Administrative Agent, L/C Issuer and Swingline Lender.

         The Lenders are invited to make Competitive Bid Loans:

         1.     On ________________ (a Business Day).

         2. In an aggregate amount not exceeding $ ____ (with any sublimits set forth below).

         3.     Comprised of (select one):

         [ ]    Competitive Bid Loans based on   [ ] Competitive Bid Loans
                an Absolute Rate:                    based on Eurodollar Rate:

              COMPETITIVE BID LOAN               INTEREST PERIOD            MAXIMUM PRINCIPAL
                      NO.                           REQUESTED               AMOUNT REQUESTED
                       1                         _______days/mos         $_____________________
                       2                         _______days/mos         $_____________________
                       3                         _______days/mos         $_____________________
                       4                         _______days/mos         $_____________________



         The Competitive Bid Borrowing requested herein complies with the requirements of the proviso to the first sentence of Section 2.03(a) of the Agreement. The undersigned hereby certifies that the following statements are and will be true and correct on the date of the Credit Extension requested above, both before and after giving effect to the Credit Extension requested above:

         (a) The representations and warranties made by the Borrower in the Agreement, or which are contained in any certificate, document or financial or other statement furnished at any time under or in connection therewith, are and will be true and correct in all material respects on and as of the date of the Credit Extension requested above, except to the extent that such representations and warranties specifically refer to any earlier date; and

                                      B-1-1

         (b) no Default or Event of Default has occurred and is continuing on the date hereof or after giving effect to the Credit Extension requested above.

         The Borrower authorizes the Administrative Agent to deliver this Competitive Bid Request to the Lenders. Responses by the Lenders must be in substantially the form of Exhibit B-2 to the Agreement and must be received by the Administrative Agent by the time specified in Section 2.03 of the Agreement for submitting Competitive Bids.

                                     HARRIS CORPORATION, as Borrower

                                     By:_____________________________________

                                     Name:___________________________________

                                     Title:__________________________________







                                     B-1-2

                                                                     EXHIBIT B-2


                             FORM OF COMPETITIVE BID

                                                          ---------------, ----


To:      SunTrust Bank, as Administrative Agent

Ladies and Gentlemen:

         Reference is made to that certain Revolving Credit Agreement, dated as of October __, 2003 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among Harris Corporation, a Delaware corporation (the "Borrower"), the Lenders from time to time party thereto and SunTrust Bank, as Administrative Agent, L/C Issuer and Swingline Lender.

         In response to the Competitive Bid Request dated _____________________, the undersigned offers to make the following Competitive Bid Loan(s):

         1. Borrowing date: ___________________________ (a Business Day).

         2. In an aggregate amount not exceeding $______________
            (with any sublimits set forth below).

         3. Comprised of:

                                                                                        ABSOLUTE RATE BID OR
   COMPETITIVE BID LOAN NO.  INTEREST PERIOD OFFERED              BID MAXIMUM          EURODOLLAR MARGIN BID*
              1                 _______days/mos              $_________________           (- +)  _________%
              2                 _______days/mos              $_________________           (- +)  _________%
              3                 _______days/mos              $_________________           (- +)  _________%
              4                 _______days/mos              $_________________           (- +)  _________%

Contact Person:_________________________   Telephone:_________________________



--------------
     *  Expressed in multiples of 1/100th of a basis point.

                                     B-2-1

                                    [LENDER]

                                    By:_______________________________________

                                    Name:_____________________________________

                                    Title:____________________________________

******************************************************************************

         THIS SECTION IS TO BE COMPLETED BY THE BORROWER IF IT WISHES TO ACCEPT ANY OFFERS CONTAINED IN THIS COMPETITIVE BID:

         The offers made above are hereby accepted in the amounts set forth below:

                COMPETITIVE BID LOAN NO.        PRINCIPAL AMOUNT ACCEPTED
                           ---                $---------------------------
                           ---                $---------------------------
                           ---                $---------------------------


         All Competitive Bids not referenced above are hereby rejected.



HARRIS CORPORATION, as Borrower

By:  ________________________________________________

Name:  ______________________________________________

Title:  _____________________________________________

Date:  ______________________________________________


                                     B-2-2

                                                                     EXHIBIT C-1

                           FORM OF COMMITTED LOAN NOTE

$_________________                                             October __, 2003

         FOR VALUE RECEIVED, the undersigned (the "Borrower"), hereby promises to pay to the order of _____________________________ (the "Lender"), on the
Maturity Date (as defined in the Revolving Credit Agreement referred to below) the principal amount of __________________Dollars ($____________), or such lesser principal amount of Committed Loans (as defined in such Revolving Credit Agreement) due and payable by the Borrower to the Lender on the Maturity Date under that certain Revolving Credit Agreement dated as of October __, 2003 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among the Borrower, the Lenders from time to time party thereto and SunTrust Bank, as Administrative Agent, L/C Issuer and Swingline Lender.

         The Borrower promises to pay interest on the unpaid principal amount of each Committed Loan from the date of such Committed Loan until such principal amount is paid in full, at such interest rates, and at such times as are specified in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent's Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Note is one of the Committed Loan Notes referred to in the Agreement, is entitled to the benefits thereof and is subject to optional and mandatory prepayment in whole or in part as provided therein. Upon the occurrence of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Committed Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Committed Loans and payments with respect thereto; provided, that the failure of the holder hereof to make such a notation or any error in such notation shall not affect the obligations of the Borrower to make the payments of principal and interest in accordance with the terms of this Note and the Agreement.


         The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

                                     C-1-1

         THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.



                                     HARRIS CORPORATION, as Borrower

                                     By:____________________________________

                                     Name:__________________________________

                                     Title:_________________________________





                                     C-1-2

                COMMITTED LOANS AND PAYMENTS WITH RESPECT THERETO

                                                                         AMOUNT OF
                                                           END OF        PRINCIPAL OR      OUTSTANDING
               TYPE OF LOAN    INTEREST     AMOUNT OF     INTEREST      INTEREST PAID       PRINCIPAL        NOTATION
    DATE          MADE           RATE       LOAN MADE      PERIOD         THIS DATE     BALANCE THIS DATE     MADE BY
------------- -------------- ------------ ------------ -------------- ----------------- ------------------ -------------
------------- -------------- ------------ ------------ -------------- ----------------- ------------------ -------------
------------- -------------- ------------ ------------ -------------- ----------------- ------------------ -------------
------------- -------------- ------------ ------------ -------------- ----------------- ------------------ -------------
------------- -------------- ------------ ------------ -------------- ----------------- ------------------ -------------
------------- -------------- ------------ ------------ -------------- ----------------- ------------------ -------------
------------- -------------- ------------ ------------ -------------- ----------------- ------------------ -------------
------------- -------------- ------------ ------------ -------------- ----------------- ------------------ -------------
------------- -------------- ------------ ------------ -------------- ----------------- ------------------ -------------
------------- -------------- ------------ ------------ -------------- ----------------- ------------------ -------------
------------- -------------- ------------ ------------ -------------- ----------------- ------------------ -------------
------------- -------------- ------------ ------------ -------------- ----------------- ------------------ -------------
------------- -------------- ------------ ------------ -------------- ----------------- ------------------ -------------
------------- -------------- ------------ ------------ -------------- ----------------- ------------------ -------------
------------- -------------- ------------ ------------ -------------- ----------------- ------------------ -------------
------------- -------------- ------------ ------------ -------------- ----------------- ------------------ -------------
------------- -------------- ------------ ------------ -------------- ----------------- ------------------ -------------
------------- -------------- ------------ ------------ -------------- ----------------- ------------------ -------------
------------- -------------- ------------ ------------ -------------- ----------------- ------------------ -------------
------------- -------------- ------------ ------------ -------------- ----------------- ------------------ -------------
------------- -------------- ------------ ------------ -------------- ----------------- ------------------ -------------
------------- -------------- ------------ ------------ -------------- ----------------- ------------------ -------------
------------- -------------- ------------ ------------ -------------- ----------------- ------------------ -------------
------------- -------------- ------------ ------------ -------------- ----------------- ------------------ -------------
------------- -------------- ------------ ------------ -------------- ----------------- ------------------ -------------

                                     C-1-3

                                                                     EXHIBIT C-2


                        FORM OF COMPETITIVE BID LOAN NOTE

                                                                October __, 2003

         FOR VALUE RECEIVED, the undersigned (the "Borrower"), hereby promises to pay to the order of _________________ (the "Lender") on the last day of the Interest Period therefor, the principal amount of each Competitive Bid Loan from time to time made by the Lender to the Borrower under that certain Revolving Credit Agreement, dated as of October __, 2003 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among the Borrower, the Lenders from time to time party thereto and SunTrust Bank, as Administrative Agent, L/C Issuer and Swingline Lender.

         The Borrower promises to pay interest on the unpaid principal amount of each Competitive Bid Loan from the date of such Competitive Bid Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent's Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Note is one of the Competitive Loan Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. Upon the occurrence of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Competitive Bid Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Competitive Bid Loans and payments with respect thereto; provided, that the failure of the holder hereof to make such a notation or any error in such notation shall not affect the obligations of the Borrower to make the payments of principal and interest in accordance with the terms of this Note and the Agreement.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

                                     C-2-1

         THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

                                        HARRIS CORPORATION, as Borrower

                                        By:____________________________________

                                        Name:__________________________________

                                        Title:_________________________________






                                     C-2-2

             COMPETITIVE BID LOANS AND PAYMENTS WITH RESPECT THERETO

                                                                         AMOUNT OF
                                                          END OF        PRINCIPAL OR       OUTSTANDING
              TYPE OF LOAN    INTEREST     AMOUNT OF     INTEREST      INTEREST PAID        PRINCIPAL        NOTATION
    DATE          MADE          RATE       LOAN MADE      PERIOD         THIS DATE      BALANCE THIS DATE    MADE BY
------------- -------------- ------------ ------------ -------------- ----------------- ------------------ -------------
------------- -------------- ------------ ------------ -------------- ----------------- ------------------ -------------
------------- -------------- ------------ ------------ -------------- ----------------- ------------------ -------------
------------- -------------- ------------ ------------ -------------- ----------------- ------------------ -------------
------------- -------------- ------------ ------------ -------------- ----------------- ------------------ -------------
------------- -------------- ------------ ------------ -------------- ----------------- ------------------ -------------
------------- -------------- ------------ ------------ -------------- ----------------- ------------------ -------------
------------- -------------- ------------ ------------ -------------- ----------------- ------------------ -------------
------------- -------------- ------------ ------------ -------------- ----------------- ------------------ -------------
------------- -------------- ------------ ------------ -------------- ----------------- ------------------ -------------
------------- -------------- ------------ ------------ -------------- ----------------- ------------------ -------------
------------- -------------- ------------ ------------ -------------- ----------------- ------------------ -------------
------------- -------------- ------------ ------------ -------------- ----------------- ------------------ -------------
------------- -------------- ------------ ------------ -------------- ----------------- ------------------ -------------
------------- -------------- ------------ ------------ -------------- ----------------- ------------------ -------------
------------- -------------- ------------ ------------ -------------- ----------------- ------------------ -------------
------------- -------------- ------------ ------------ -------------- ----------------- ------------------ -------------
------------- -------------- ------------ ------------ -------------- ----------------- ------------------ -------------
------------- -------------- ------------ ------------ -------------- ----------------- ------------------ -------------
------------- -------------- ------------ ------------ -------------- ----------------- ------------------ -------------
------------- -------------- ------------ ------------ -------------- ----------------- ------------------ -------------
------------- -------------- ------------ ------------ -------------- ----------------- ------------------ -------------
------------- -------------- ------------ ------------ -------------- ----------------- ------------------ -------------
------------- -------------- ------------ ------------ -------------- ----------------- ------------------ -------------
------------- -------------- ------------ ------------ -------------- ----------------- ------------------ -------------

                                     C-2-3

                                                                     EXHIBIT C-3


                        FORM OF NEGOTIATED BID LOAN NOTE

                                                                October __, 2003

         FOR VALUE RECEIVED, the undersigned (the "Borrower"), hereby promises to pay to the order of _________________ (the "Lender"), for the account of its respective Lending Office, the unpaid principal amount of each Negotiated Bid Loan from time to time made by the Lender to the Borrower pursuant to the Agreement referred to below on the earlier of the maturity date agreed to for such Negotiated Bid Loan and set forth on the schedule attached hereto and made a part hereof and the Maturity Date (as defined in the Agreement).

         The Borrower promises to pay interest on the unpaid principal amount of each Negotiated Bid Loan made to it from the date of such Negotiated Bid Loan until such principal amount is paid in full, at such interest rates, and payable at such times, as determined in accordance with the Agreement.

         Both principal of and interest on each Negotiated Bid Loan are payable to the Lender in the lawful money in which such Negotiated Bid Loan was made, as provided for in the Agreement, in immediately available funds. The Lender is authorized to record the date, currency and amount of each Negotiated Bid Loan made by the Lender to the Borrower pursuant to the Agreement and the date and amount of each payment or prepayment of principal thereof on the schedule annexed hereto and made a part hereof or, alternatively, to keep records of all the foregoing on its internal books and at any time to prepare a schedule of such information substantially in the form of the schedule annexed hereto, and to attach such prepared schedule hereto as a part hereof, and any such recordation, in the absence of manifest error, shall constitute prima facie evidence of the information so recorded, provided that the failure of the Lender to make such recordation (or any error in such recordation) shall not affect the obligations of the Borrower hereunder or under the Agreement; and provided, further, that if the Borrower should reasonably dispute any such recordation made by the Lender on its internal books, the Borrower shall be afforded access upon reasonable request to original written versions or printouts of that portion of the Lender's internal books on which such recordation was made.

         This Note is one of the Negotiated Bid Loan Notes referred to in the Revolving Credit Agreement, dated as of October __, 2003 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among the Borrower, the Lenders from time to time party thereto and SunTrust Bank, as Administrative Agent, L/C Issuer and Swingline Lender. The Agreement, among other things, (i) provides for the making of Negotiated Bid Loans by the Lender to the Borrower from time to time in an aggregate amount in Dollars not to exceed at any time outstanding the Negotiated Bid Sublimit, the indebtedness of the Borrower resulting from each such Negotiated Bid Loan being evidenced by this Negotiated Bid Loan Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

                                     C-3-1

         The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

         THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

                                      HARRIS CORPORATION, as Borrower

                                      By:____________________________________

                                      Name:__________________________________

                                      Title:_________________________________






                                     C-3-2

             NEGOTIATED BID LOANS AND PAYMENTS WITH RESPECT THERETO

                                                                         AMOUNT OF
                                                          END OF        PRINCIPAL OR       OUTSTANDING
              TYPE OF LOAN    INTEREST     AMOUNT OF     INTEREST      INTEREST PAID        PRINCIPAL        NOTATION
    DATE          MADE          RATE       LOAN MADE      PERIOD         THIS DATE      BALANCE THIS DATE    MADE BY
------------- -------------- ------------ ------------ -------------- ----------------- ------------------ -------------
------------- -------------- ------------ ------------ -------------- ----------------- ------------------ -------------
------------- -------------- ------------ ------------ -------------- ----------------- ------------------ -------------
------------- -------------- ------------ ------------ -------------- ----------------- ------------------ -------------
------------- -------------- ------------ ------------ -------------- ----------------- ------------------ -------------
------------- -------------- ------------ ------------ -------------- ----------------- ------------------ -------------
------------- -------------- ------------ ------------ -------------- ----------------- ------------------ -------------
------------- -------------- ------------ ------------ -------------- ----------------- ------------------ -------------
------------- -------------- ------------ ------------ -------------- ----------------- ------------------ -------------
------------- -------------- ------------ ------------ -------------- ----------------- ------------------ -------------
------------- -------------- ------------ ------------ -------------- ----------------- ------------------ -------------
------------- -------------- ------------ ------------ -------------- ----------------- ------------------ -------------
------------- -------------- ------------ ------------ -------------- ----------------- ------------------ -------------
------------- -------------- ------------ ------------ -------------- ----------------- ------------------ -------------
------------- -------------- ------------ ------------ -------------- ----------------- ------------------ -------------
------------- -------------- ------------ ------------ -------------- ----------------- ------------------ -------------
------------- -------------- ------------ ------------ -------------- ----------------- ------------------ -------------
------------- -------------- ------------ ------------ -------------- ----------------- ------------------ -------------
------------- -------------- ------------ ------------ -------------- ----------------- ------------------ -------------
------------- -------------- ------------ ------------ -------------- ----------------- ------------------ -------------
------------- -------------- ------------ ------------ -------------- ----------------- ------------------ -------------
------------- -------------- ------------ ------------ -------------- ----------------- ------------------ -------------
------------- -------------- ------------ ------------ -------------- ----------------- ------------------ -------------
------------- -------------- ------------ ------------ -------------- ----------------- ------------------ -------------
------------- -------------- ------------ ------------ -------------- ----------------- ------------------ -------------

                                     C-3-3

                                                                     EXHIBIT C-4

                             FORM OF SWINGLINE NOTE
                             ----------------------


$[AMOUNT]                                                      October __, 2003


         FOR VALUE RECEIVED, the undersigned (the "Borrower"), hereby promises to pay to the order of SUNTRUST BANK (the "Swingline Lender"), on the Maturity Date (as defined in the Revolving Credit Agreement referred to below) the principal amount of __________________Dollars ($____________), or such lesser principal amount of Swingline Loans (as defined in such Revolving Credit Agreement) due and payable by the Borrower to the Swingline Lender on the Maturity Date under that certain Revolving Credit Agreement dated as of October __, 2003 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among the Borrower, the Lenders from time to time party thereto and SunTrust Bank, as Administrative Agent, L/C Issuer and Swingline Lender.

         The Borrower promises to pay interest on the unpaid principal amount of each Swingline Loan from the date of such Swingline Loan until such principal amount is paid in full, at such interest rates, and at such times as are specified in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Swingline Lender in Dollars in immediately available funds at the Administrative Agent's Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

         This Note is the Swingline Loan Note referred to in the Agreement, is entitled to the benefits thereof and is subject to optional and mandatory prepayment in whole or in part as provided therein. Upon the occurrence of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Swingline Loans made by the Swingline Lender shall be evidenced by one or more loan accounts or records maintained by the Swingline Lender in the ordinary course of business. The Swingline Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Swingline Loans and payments with respect thereto; provided, that the failure of the holder hereof to make such a notation or any error in such notation shall not affect the obligations of the Borrower to make the payments of principal and interest in accordance with the terms of this Note and the Agreement.

         The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

                                     C-4-1

         THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

                                      HARRIS CORPORATION, as Borrower

                                      By:____________________________________

                                      Name:__________________________________

                                      Title:_________________________________






                                     C-3-2

                SWINGLINE LOANS AND PAYMENTS WITH RESPECT THERETO

                                                                         AMOUNT OF
                                                          END OF        PRINCIPAL OR       OUTSTANDING
              TYPE OF LOAN    INTEREST     AMOUNT OF     INTEREST      INTEREST PAID        PRINCIPAL        NOTATION
    DATE          MADE          RATE       LOAN MADE      PERIOD         THIS DATE      BALANCE THIS DATE    MADE BY
------------- -------------- ------------ ------------ -------------- ----------------- ------------------ -------------
------------- -------------- ------------ ------------ -------------- ----------------- ------------------ -------------
------------- -------------- ------------ ------------ -------------- ----------------- ------------------ -------------
------------- -------------- ------------ ------------ -------------- ----------------- ------------------ -------------
------------- -------------- ------------ ------------ -------------- ----------------- ------------------ -------------
------------- -------------- ------------ ------------ -------------- ----------------- ------------------ -------------
------------- -------------- ------------ ------------ -------------- ----------------- ------------------ -------------
------------- -------------- ------------ ------------ -------------- ----------------- ------------------ -------------
------------- -------------- ------------ ------------ -------------- ----------------- ------------------ -------------
------------- -------------- ------------ ------------ -------------- ----------------- ------------------ -------------
------------- -------------- ------------ ------------ -------------- ----------------- ------------------ -------------
------------- -------------- ------------ ------------ -------------- ----------------- ------------------ -------------
------------- -------------- ------------ ------------ -------------- ----------------- ------------------ -------------
------------- -------------- ------------ ------------ -------------- ----------------- ------------------ -------------
------------- -------------- ------------ ------------ -------------- ----------------- ------------------ -------------
------------- -------------- ------------ ------------ -------------- ----------------- ------------------ -------------
------------- -------------- ------------ ------------ -------------- ----------------- ------------------ -------------
------------- -------------- ------------ ------------ -------------- ----------------- ------------------ -------------
------------- -------------- ------------ ------------ -------------- ----------------- ------------------ -------------
------------- -------------- ------------ ------------ -------------- ----------------- ------------------ -------------
------------- -------------- ------------ ------------ -------------- ----------------- ------------------ -------------
------------- -------------- ------------ ------------ -------------- ----------------- ------------------ -------------
------------- -------------- ------------ ------------ -------------- ----------------- ------------------ -------------
------------- -------------- ------------ ------------ -------------- ----------------- ------------------ -------------
------------- -------------- ------------ ------------ -------------- ----------------- ------------------ -------------

                                     C-3-3

                                                                       EXHIBIT D


                         FORM OF COMPLIANCE CERTIFICATE

                                   Financial Statement Date: _____________, ____


To:      SunTrust Bank, as Administrative Agent

Ladies and Gentlemen:

         Reference is made to that certain Revolving Credit Agreement, dated as of October __, 2003 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among Harris Corporation, a Delaware corporation (the "Borrower"), the Lenders from time to time party thereto and SunTrust Bank, as Administrative Agent, L/C Issuer and Swingline Lender. This Compliance Certificate is delivered pursuant to Section 6.04 of the Agreement.

         The undersigned Responsible Officer hereby certifies on behalf of the Borrower as of the date hereof that he/she is the ________________________________________________ of the Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Borrower, and that:

                  [Use following for fiscal YEAR-END financial statements]

         1. Attached hereto as Schedule 1 are the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of the Borrower ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

          [Use following for fiscal QUARTER-END financial statements]

         1. Attached hereto as Schedule 1 are the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of the Borrower ended as of the above date. Such financial statements fairly present the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

         2. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrower during the accounting period covered by the attached financial statements.

         3. A review of the activities of the Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrower performed and observed all its covenants and other agreements under the Loan Documents, and

                                  [SELECT ONE:]

         [TO THE BEST KNOWLEDGE OF THE UNDERSIGNED DURING SUCH FISCAL PERIOD, THE BORROWER HAS IN ALL MATERIAL RESPECTS PERFORMED AND OBSERVED EACH COVENANT AND CONDITION OF THE LOAN DOCUMENTS APPLICABLE TO IT.]

                                     --or--

         [THE FOLLOWING COVENANTS OR CONDITIONS HAVE NOT BEEN PERFORMED OR OBSERVED AND THE FOLLOWING IS A LIST OF EACH SUCH DEFAULT OR EVENT OF DEFAULT AND ITS NATURE AND STATUS:]

         4. The financial covenant analyses and information set forth on
Schedule 2 attached hereto are true and accurate in all material respects on and as of the date of this Certificate.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate as of _________________, _______.

                                   HARRIS CORPORATION

                                   By:______________________________________

                                   Name:____________________________________

                                   Title:___________________________________

         For the Quarter/Year ended ___________________("Statement Date")

                                   SCHEDULE 2

                          to the Compliance Certificate
           ($ amounts set forth in the right-hand column are in 000's)


I.       SECTION 7.06(a) - CONSOLIDATED TANGIBLE NET WORTH.

         A.       Actual Consolidated Tangible Net Worth at Statement Date:

                  1.       Total consolidated assets of the Borrower and its
                           Subsidiaries as reflected in the Borrower's
                           consolidated balance sheet as of the last day of the
                           fiscal quarter ending on or before the Statement
                           Date, as determined in accordance with GAAP after
                           eliminating all amounts properly attributable to
                           minority interests, if any, in the stock and surplus
                           of Subsidiaries:                                      $__________________________

                  2.       The net book value of the assets that are required to
                           be disclosed as intangible assets in accordance with
                           GAAP on the balance sheet of the Borrower and its
                           Subsidiaries determined on a consolidated basis at
                           the Statement Date, including customer lists,
                           goodwill, computer software, copyrights, trade names,
                           trademarks, patents, unamortized deferred charges,
                           unamortized debt discount and capitalized research
                           and development costs:                                $__________________________

                  3.       Consolidated Total Liabilities:

                           a.       Total consolidated liabilities of the
                                    Borrower and its Subsidiaries as of the last
                                    day of the fiscal quarter ending on or
                                    before the Statement Date, as determined in
                                    accordance with GAAP:                        $__________________________

                           b.       The capitalized amount of remaining lease
                                    payments under any Synthetic Lease
                                    Obligation of the Borrower and its
                                    Subsidiaries that would appear on a balance
                                    sheet of such Persons prepared as of the
                                    Statement Date in accordance with GAAP if
                                    such lease were accounted for as a capital
                                    lease determined on a consolidated basis:    $__________________________

                           c.       Sum of Lines I.A.3.a and I.A.3.b:            $__________________________

                  4.       Actual Consolidated Tangible Net Worth (Line I.A.1 -
                           (Lines I.A.2 + I.A.3.c)):                             $__________________________

         B.       85% of Consolidated Tangible Net Worth at June 27, 2003:       $__________________________

         C.       Cumulative positive Consolidated Net Income accrued from, and
                  including, September 26, 2003:                                 $__________________________

         D.       50% of Line I.C:                                               $__________________________

         E.       Amount equal to 100% of the aggregate increases in
                  Shareholders' Equity after the Closing Date by reason of the issuance and sale of capital stock of the Borrower (excluding upon any conversion of debt securities of the Borrower into
                  such capital stock or exercise of employee stock options):     $__________________________

         F.       Minimum required Consolidated Tangible Net Worth at the
                  Statement Date (Lines I.B + I.D + I.E):                        $__________________________

         G.       Excess (deficiency) for covenant compliance (Line I.A.4 -
                  I.F):                                                          $__________________________


II.      SECTION 7.06(c) - CONSOLIDATED TOTAL INDEBTEDNESS TO CONSOLIDATED
         EBITDA.

         A.       Consolidated Total Indebtedness at the Statement Date:

                  1.       All amounts which would, in accordance with GAAP, be
                           included as indebtedness on a consolidated balance
                           sheet of the Borrower and its Subsidiaries as of the
                           Statement Date:                                       $__________________________

                  2.       Line I.A.3.b:                                         $__________________________

                  3.       Sum of Lines II.A.1 and II.A.2:                       $__________________________

         B. Consolidated EBITDA measured on a rolling four quarter basis for the four fiscal quarters ended on or before the Statement
                  Date (the "Subject Period"):



                  1. The net income (or loss) of the Borrower and its Subsidiaries during the Subject Period determined on a consolidated basis in accordance with GAAP, but excluding therefrom (to the extent
                           otherwise included therein) (i) any non-cash
                           extraordinary gains or losses, (ii) any gains
                           attributable to write-ups of assets and (iii) any
                           equity interest of the Borrower or any Subsidiary of
                           the Borrower in the unremitted earnings of any Person
                           that is not a Subsidiary:                             $_________________________

                  2.       The total interest of the Borrower and its
                           Subsidiaries with respect to indebtedness for the
                           Subject Period (measured on a consolidated basis)
                           paid including, without limitation, the interest
                           component of any payments in respect of capital
                           leases capitalized or expensed during such period),
                           whether or not actually paid during such periods;
                           determined in accordance with GAAP:                   $__________________________


                  3.       The amount of taxes, based on or measured by income,
                           used or included in the determination of the amount
                           of Line II.B.1:                                       $__________________________

                  4.       The amount of (i) depreciation and amortization,
                           determined on a consolidated basis in accordance with
                           GAAP in each case for such period, (ii) other
                           non-cash losses or deductions (including purchased
                           in-process research and development, impairment
                           charges, write-offs or restructuring charges against
                           goodwill or other assets), and (iii) fees, costs,
                           write-offs and other expenses associated with any
                           Acquisition, to the extent used or included in
                           determining the amount of Line II.B.1:                $__________________________

         C.       Consolidated EBITDA for the Subject Period (Lines II.B.1 +
                  II.B.2 + II.B.3 + II.B.4):                                     $__________________________

         D.       Actual ratio of Consolidated Total Indebtedness to
                  Consolidated EBITDA for the Subject Period (Line II.A.3 to
                  Line II.C):                                                             ____ to 1

         E.       Maximum permitted ratio of Consolidated Total Indebtedness to
                  Consolidated EBITDA:                                                    3.00 to 1

III.     SECTION 7.06(b) - INTEREST COVERAGE RATIO


         A.       Actual Consolidated EBITDA for the Subject Period (Line II.C): $__________________________

         B.       Actual Consolidated Interest Charges for the Subject Period
                  (Line II.B.2)                                                  $__________________________

         C.       Actual ratio of Consolidated EBITDA to to Consolidated
                  Interest Charges for the Subject Period (Line III.A to Line
                  III.B):                                                                ____ to 1

         D.       Minimum permitted ratio of Consolidated EBITDA to Consolidated
                  Interest Charges:                                                      3.00 to 1


IV.      SECTION 7.01(q) - LIENS OTHER THAN PERMITTED LIENS

         A.       The aggregate amount of Debt and other indebtedness secured by any Liens permitted under Section 7.01(q) of the Agreement:
                                                                                 $__________________________

         B.       The aggregate monetary obligations in respect of transactions permitted pursuant to the proviso of Section 7.03 of the
                  Agreement:                                                     $__________________________

         C.       The applicable amount of all Securitizations of the Borrower
                  and its Subsidiaries:                                          $__________________________

         D.       Sum of Lines IV.A, IV.B, and IV.C:                             $__________________________

         E.       Total Capitalization:

                  1.       The aggregate amount of all Debt of the Borrower and
                           its Subsidiaries at the Statement Date determined on
                           a consolidated basis:                                 $__________________________

                  2.       The consolidated total assets of the Borrower and its
                           Subsidiaries at the Statement Date determined in
                           accordance with GAAP:                                 $__________________________

                  3.       The consolidated total liabilities of the Borrower
                           and its Subsidiaries at the Statement Date determined
                           in accordance with GAAP:                              $__________________________

                  4.       Total Capitalization
                           (Line IV.E.1 + Line IV.E.2 - Line IV.E.3):            $__________________________

         F.       25% of Total Capitalization (25% of Line IV.E.4):              $__________________________

         G.       Excess (deficiency) (Line IV.D - Line IV.F):                   $__________________________

V.       SECTION 7.03 - SALE AND LEASEBACK.

         A.       The aggregate monetary obligations in respect of all
                  transactions subject to Section 7.03 of the Agreement,
                  including the proposed sale-leaseback transaction:             $__________________________

         B.       The aggregate amount of Debt secured by any Liens permitted by
                  Section 7.01(q) of the Agreement:                              $__________________________

         C.       The applicable amount of all Securitizations of the Borrower
                  and all of its Subsidiaries (Line IV.C):                       $__________________________

         D.       Sum of Lines V.A, V.B, and V.C:                                $__________________________

         E.       25% of Total Capitalization (Line IV.F):                       $__________________________

         F.       Excess (deficiency) (Line V.D - Line V.E):                     $__________________________

                                                                       EXHIBIT E


                        FORM OF ASSIGNMENT AND ACCEPTANCE

         Reference is made to that certain Revolving Credit Agreement, dated as of October __, 2003 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among Harris Corporation, a Delaware corporation (the "Borrower"), the Lenders from time to time party thereto and SunTrust Bank, as Administrative Agent, L/C Issuer and Swingline Lender.

         The assignor identified on the signature page hereto (the "Assignor") and the assignee identified on the signature page hereto (the "Assignee") agree as follows:

         1. (a) Subject to paragraph 11, effective as of the date specified on
Schedule 1 hereto (the "Effective Date"), the Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, the interest described on Schedule 1 hereto (the "Assigned Interest") in and to the Assignor's rights and obligations under the Agreement.

         (b) From and after the Effective Date, (i) the Assignee shall be a party under the Agreement and will have all the rights and obligations of a Lender for all purposes under the Loan Documents to the extent of the Assigned Interest and be bound by the provisions thereof, and (ii) the Assignor shall relinquish its rights and be released from its obligations under the Agreement to the extent of the Assigned Interest. The Assignor or the Assignee, as agreed by the Assignor and the Assignee, shall deliver, in immediately available funds, any applicable assignment fee required under Section 10.07(b) of the Agreement.

         2. On the Effective Date, the Assignee shall pay to the Assignor, in immediately available funds, an amount equal to the purchase price of the Assigned Interest as agreed by the Assignor and the Assignee.

         3. From and after the Effective Date, the Administrative Agent shall make all payments under the Agreement and the Notes, if any, in respect of the Assigned Interest (including all payments of principal, interest and fees with respect thereto) to the Assignee. The Assignor and the Assignee shall make all appropriate adjustments in payments under the Agreement and such Notes, if any, for periods prior to the Effective Date directly between themselves.

         4.       The Assignor represents and warrants to the Assignee that:

                  (a) The Assignor is the legal and beneficial owner of the Assigned Interest, and the Assigned Interest is free and clear of any adverse claim;

                  (b) the Assigned Interest listed on Schedule 1 accurately and completely sets forth the Outstanding Amount of all Loans and L/C Obligations relating to the Assigned Interest as of the Effective Date;

                  (c) it has the power and authority and the legal right to make, deliver and perform, and has taken all necessary action, to authorize the execution, delivery and performance of this Assignment and Acceptance, and any and all other documents delivered by it in connection herewith and to fulfill its obligations under, and to consummate the transactions contemplated by, this Assignment and Acceptance and the Loan Documents, and no consent or authorization of, filing with, or other act by or in respect of any Governmental Authority, is required in connection in connection herewith or therewith; and

                  (d) this Assignment and Acceptance constitutes the legal, valid and binding obligation of the Assignor.

         The Assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any of its Affiliates or the performance by the Borrower or any of its Affiliates of their respective obligations under the Loan Documents, and assumes no responsibility with respect to any statements, warranties or representations made under or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document other than as expressly set forth above.

         5. The Assignee represents and warrants to the Assignor and the Administrative Agent that:

                  (a) it is an Eligible Assignee;

                  (b) it has the full power and authority and the legal right to make, deliver and perform, and has taken all necessary action, to authorize the execution, delivery and performance of this Assignment and Acceptance, and any and all other documents delivered by it in connection herewith and to fulfill its obligations under, and to consummate the transactions contemplated by, this Assignment and Acceptance and the Loan Documents, and no consent or authorization of, filing with, or other act by or in respect of any Governmental Authority, is required in connection in connection herewith or therewith;

                  (c) this Assignment and Acceptance constitutes the legal, valid and binding obligation of the Assignee;

                  (d) under applicable Laws no tax will be required to be withheld by the Administrative Agent or the Borrower with respect to any payments to be made to the Assignee hereunder or under any Loan Document, and unless otherwise indicated in the space opposite the Assignee's signature below, no tax forms described in Section 10.15 of the Agreement are required to be delivered by the Assignee; and

                  (e) the Assignee has received a copy of the Agreement, together with copies of the most recent financial statements of the Borrower delivered pursuant thereto, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance. The Assignee has independently and without reliance upon the Assignor or the Administrative Agent and based on such information as the Assignee has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Acceptance. The Assignee will, independently and without reliance upon the Administrative Agent or any Lender, and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Agreement.

         6. The Assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto.

         7. If either the Assignee or the Assignor desires a Note to evidence its Loans, it shall request the Administrative Agent to procure a Note from the Borrower. Upon its receipt of a notification that the Administrative Agent holds the Note to be replaced, the Borrower shall execute and deliver such replacement Note to the Administrative Agent.

         8. The Assignor and the Assignee agree to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Assignment and Acceptance.

         9. This Assignment and Acceptance shall be binding upon and inure to the benefit of the parties and their respective successors and assigns; provided, however, that the Assignee shall not assign its rights or obligations hereunder without the prior written consent of the Assignor and any purported assignment, absent such consent, shall be void.

         10. This Assignment and Acceptance may be executed by facsimile signatures with the same force and effect as if manually signed and may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the state specified in the Section of the Agreement entitled "Governing Law."

         11. The effectiveness of the assignment described herein is subject to:

         (a) if such consent is required by the Agreement, receipt by the Assignor and the Assignee of the consent of the Administrative Agent, L/C Issuer, the Swingline Lender and the Borrower to the assignment described herein. By delivering a duly executed and delivered copy of this Assignment and Acceptance to the Administrative Agent, the Assignor and the Assignee hereby request any such required consent and request that the Administrative Agent register the Assignee as a Lender under the Agreement effective as of the Effective Date; and

         (b) receipt by the Administrative Agent of (or other arrangements acceptable to the Administrative Agent with respect to) any applicable assignment fee referred to in Section 10.07(b) of the Agreement and any tax forms required by Section 10.15 of the Agreement.

         By signing below, the Administrative Agent agrees to register the Assignee as a Lender under the Agreement, effective as of the Effective Date with respect to the Assigned Interest, and will adjust the registered Pro Rata Share of the Assignor under the Agreement to reflect the assignment of the Assigned Interest.

         12. Attached hereto as Schedule 2 is all contact, address, account and other administrative information relating to the Assignee.

         IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers.

                                     ASSIGNOR:

                                     [NAME OF ASSIGNOR]


                                     By:_______________________________________

                                     Name:_____________________________________

                                     Title:____________________________________


[ ] Tax forms required by            ASSIGNOR:
    Section 10.15 of the Agreement
    included                         [NAME OF ASSIGNOR]



                                      By:______________________________________

                                      Name:____________________________________

                                      Title:___________________________________

(Signatures continue)

         In accordance with and subject to Section 10.07 of the Agreement, the undersigned consent to the foregoing assignment as of the Effective Date:

HARRIS CORPORATION


By:__________________________________________________

Name:________________________________________________

Title:_______________________________________________


SUNTRUST BANK,
as Administrative Agent, L/C Issuer and Swingline Lender


By:__________________________________________________

Name:________________________________________________

Title:_______________________________________________

                                         SCHEDULE 1 TO ASSIGNMENT AND ACCEPTANCE


                              THE ASSIGNED INTEREST

Effective Date: ______________________

                            TYPE AND AMOUNT OF OUTSTANDING
  ASSIGNED COMMITMENT            OBLIGATIONS ASSIGNED                    ASSIGNED PRO RATA SHARE
--------------------------------------------------------------------------------------------------
$_____________                [type] $___________________             ___________________________%






                                  Schedule 1-1

                                         SCHEDULE 2 TO ASSIGNMENT AND ACCEPTANCE


                             ADMINISTRATIVE DETAILS

(Assignee to list names of credit contacts, addresses, phone and facsimile numbers, electronic mail addresses and account and payment information)






                                  Schedule 2-1

                                                                       EXHIBIT F

                    FORM OF CLOSING DATE OPINIONS OF COUNSEL
                                (CONTENT SUMMARY)

1. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware with the corporate power and authority and all material federal, New York and Florida governmental licenses, authorizations, consents and approvals to own and operate (or lease, as the case may be) its properties and to carry on its business as it is now conducted. The Borrower is qualified as a foreign corporation, licensed and in good standing in Florida and New York.

2. The Borrower has the corporate power and authority to enter into and perform the Loan Documents, and has taken all necessary corporate action to authorize the execution, delivery and performance of such Loan Documents.

3. No authorization, consent, approval, license, exemption of, or filing or registration with, any Governmental Authority, or approval or consent of any other Person, is required for the due execution, delivery or performance by, or enforcement against, the Borrower of the Loan Documents.

4. The Loan Documents have been duly executed and delivered by the Borrower and constitute the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms.

5. The execution, delivery and performance by the Borrower of the Loan Documents will not (i) violate or be in conflict with any provision of the certificate of incorporation or by-laws of the Borrower, (ii) violate or be in conflict with any law or regulation having applicability to the Borrower, (iii) violate or contravene any judgment, decree, injunction, writ or order of any court, or any arbitrator or other Governmental Authority, having jurisdiction over the Borrower of the Borrower's properties or by which the Borrower may be bound, or (iv) violate or conflict with, or constitute a default under or result in the termination of, or accelerate the performance required by, any material indenture, loan or credit agreement (including the Existing Credit Facility), or other agreement for borrowed money or any other material agreement, lease or instrument to which the Borrower is a party or by which it or it's properties may be bound, or result in the creation of any Lien upon any of the assets or properties of the Borrower.

6. Except as set forth on Schedule __, there is no pending or, to counsel's knowledge, threatened action or proceeding affecting the Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator, which would reasonably be expected to have a Material Adverse Effect.

7. The extension of credit under the Credit Agreement does not violate the provisions of Regulations T, U or X of the Federal Reserve Board.

8. The Borrower is not an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940.

9. The Borrower is not a "holding company" or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of Public Utility Holding Company Act of 1935.

10. No regulatory consents, authorizations, approvals or filing are required to be obtained or made by the Borrower from any New York Governmental Authority under any law of the State of new York or any regulation adopted by a Governmental Agency thereof for the borrowing by the Borrower under the Credit Agreement and the execution and delivery of the Credit Agreement and the Notes in connection with the performance by the Borrower of its obligations hereunder.

                                                                       EXHIBIT G

                                SWINGLINE NOTICE
                                ----------------

                                     [Date]


SunTrust Bank,
   as Administrative Agent
   for the Lenders referred to below
303 Peachtree Street, N.E.
Atlanta, GA  30308
Attention: Agency Services

Dear Sirs:

         Reference is made to the Revolving Credit Agreement dated as of October __, 2003 (as amended and in effect on the date hereof, the "Agreement"), among the undersigned, as Borrower, the lenders named therein, and SunTrust Bank, as Administrative Agent, L/C Isuuer and Swingline Lender. Terms defined in the Agreement are used herein with the same meanings. This notice constitutes a Swingline Notice, and the Borrower hereby requests a Swingline Borrowing under the Agreement, and in that connection the Borrower specifies the following information with respect to the Swingline Borrowing requested hereby:


              (A) Principal amount of Swingline Loan(1): ______________________


              (B) Date of Swingline Loan (which is a Business Day):


              (C) Location and number of Borrower's account to which proceeds of Swingline Loan are to be disbursed:______________________


                  The Swingline Borrowing requested herein complies with the requirements of Section 2.16 of the Agreement. The undersigned hereby certifies that the following statements are and will be true and correct on the date of the Credit Extension requested above, both before and after giving effect to the Credit Extension requested above:

         (a) The representations and warranties made by the Borrower in the Agreement, or which are contained in any certificate, document or financial or other statement furnished at any time under or in connection therewith, are and will be true and correct in all material respects on and as of the date of the Credit Extension requested

--------------------
         1 Not less than $100,000 or a larger multiple of $50,000.

above, except to the extent that such representations and warranties specifically refer to any earlier date; and

         (b) no Default or Event of Default has occurred and is continuing on the date hereof or after giving effect to the Credit Extension requested above.

                                    HARRIS CORPORATION, as Borrower



                                    By:________________________________________

                                    Name:______________________________________

                                    Title:_____________________________________






                                      G-2